                                                                   EXHIBIT 10.41


             COMMERCIAL REVOLVING LOAN, TERM LOAN, LINE OF CREDIT
                            AND SECURITY AGREEMENT

   This Commercial Revolving Loan, Term Loan, Line of Credit and Security Agreement dated June 30, 1998 between MEMRY CORPORATION, a Delaware corporation with its chief executive office and principal place of business at 57 Commerce Drive, Brookfield, Connecticut 06804 ("Borrower") and WEBSTER BANK, a banking institution with an office at 185 Asylum Street, City Place II, 5th Floor, HFD 605, Hartford, Connecticut 06103-3494 ("Lender").

                              --------------------

                                    PREAMBLE

   WHEREAS, Borrower has requested Lender to extend to Borrower the following financial accommodations (collectively, the "Loans"): (a) a revolving loan in the maximum aggregate principal amount of up to $3,000,000, (b) a term loan in the original principal amount of $500,000, and (c) a line of credit which provides for, among other things, amounts outstanding thereunder to be converted to term indebtedness; and

   WHEREAS, Lender has agreed to extend the Loans to Borrower on the conditions set forth below.

   NOW, THEREFORE, for the mutual considerations contained in this Agreement, Borrower and Lender agree as follows:

                             ARTICLE I.  Definitions

   Section 1.1. Accounting Terms; Etc. Unless otherwise defined, all accounting terms shall be construed, and all computations or classifications of assets and liabilities and of income and expenses shall be made or determined in accordance with generally accepted accounting principles consistently applied. As used herein, or in the Financing Agreements or in any certificate, document or report delivered pursuant to this Agreement or any other Financing Agreement, the following terms shall have the following meanings:

   (a) "Account" and "Accounts" shall have the meanings assigned in Section 12.1(a) hereof.

   (b) "Account Debtor" and "Account Debtors" shall mean the person or entity or persons or entities obligated to Borrower upon the Accounts.
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                                      -2-


   (c) "Additional Costs" shall have the meaning assigned in Section 8.1 hereof.

   (d) "Agreement" shall mean this Commercial Revolving Loan, Term Loan, Line of Credit and Security Agreement as the same may from time to time be amended, supplemented or otherwise modified.

   (e) "Arrangement" shall have the meaning assigned in Section 9.1(n) hereof.

   (f) "Business Day" shall mean any day other than a day on which commercial banks in Hartford, Connecticut are required or permitted by law to close.

   (g) "Capital Leases" shall mean capital leases, conditional sales contracts and other title retention agreements relating to the purchase or acquisition of Capital Assets.

   (h) "Capitalized Leases" shall mean Capital Leases which are required by GAAP to be capitalized on the Borrower's balance sheet.

   (i) "CII Agreement" shall have the meaning assigned in Section 10.1(i) hereof;

   (j) "Collateral" shall mean the property of Borrower described in Section
12.1 hereof.

   (k) "Company" and "Companies" shall mean Borrower and any entities affiliated with Borrower in connection with any Plan.

   (l) "Converted Equipment Loan" shall mean an Initial Converted Equipment Loan, a Subsequent Converted Equipment Loan or a Final Converted Equipment Loan, and "Converted Equipment Loans" shall mean the Initial Converted Equipment Loan, the Subsequent Converted Equipment Loan and the Final Converted Equipment Loan.

   (m) "Converted Equipment Loan Notes" shall mean the Initial Converted Equipment Loan Note, the Subsequent Converted Equipment Loan Note and the Final Converted Equipment Loan Note.

   (n) "Current Maturity of Long-Term Debt" shall mean the current maturity of long term Indebtedness paid or payable during the applicable period, including but not limited to, amounts required to be paid or payable during such period under Capital Leases.

   (o) "Debt to Worth Ratio" shall mean, during the applicable period, that quotient equal to Total Liabilities, divided by Tangible Net Worth.
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                                      -3-


   (p) "Debt Service Coverage Ratio" shall mean, during the applicable period, that quotient equal to (i) EBITDA, divided by (ii) the sum of (A) Interest, PLUS Current Maturity of Long-Term Debt.

   (q) "Defaulting Event" shall mean the occurrence of an Event of Default or the occurrence of any condition or event which but for the giving of notice or passage of time or both would constitute an Event of Default.

   (r) "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

   (s) "Dollar" and the sign "$" shall mean lawful money of the United States of America.

   (t) "EBIT" shall mean, for the applicable period, Borrower's earnings before Interest and taxes, as determined in accordance with GAAP.

   (u) "EBITDA" shall mean, for the applicable period, Borrower's earnings before Interest, taxes, depreciation and amortization for such period, all as determined in accordance with GAAP.

   (v) "EBIT to Interest Ratio" shall mean, during the applicable period, that quotient equal to EBIT, divided by Interest.

 "Election Notice" shall have the meanings assigned in Sections 3.2, 4.4, 5.4 and 6.4 hereof.

   (w) "Eligible Accounts" shall mean those Accounts of Borrower which arise from the sale of inventory or rendition of services in the ordinary course of Borrower's business, are subject to Lender's perfected, first lien security interest and no other lien or security interest, and are evidenced by an invoice or other documentary evidence satisfactory to Lender. Further, no Account shall be an Eligible Account if:


      (i) it arises out of a sale made by Borrower to any affiliate, division, subsidiary or parent of Borrower or to any person or entity controlled by or under common control with an affiliate, division, subsidiary or parent of Borrower;


      (ii) it is due or unpaid more than seventy (70) days after its original invoice date;


      (iii) the account debtor is also Borrower's creditor or supplier, has disputed liability or made any claim with respect to any other account due from such account debtor to Borrower, or the account is otherwise subject to any defense, counterclaim or offset of or by the
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                                      -4-



   account debtor (provided, however, that Accounts of Borrower arising out of sales to Raychem Corporation shall not be ineligible pursuant to this subsection (iii) if Lender has received a landlord's" agreement acceptable in form, scope and substance to Lender in Lender's sole discretion);


      (iv) the account debtor is located outside the United States (unless such account is supported by a letter of credit or credit insurance acceptable in form, scope and substance to Lender in Lender's sole discretion);


      (v) the account debtor is located in New Jersey or Minnesota, unless Borrower has (x) filed a Notice of Business Activities Report in the appropriate office or agency for such state in the then current year, or (y) received a Certificate of Authority to do business and is in good standing in such state;


      (vi) the sale giving rise to the account is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or other repurchase or return basis, or is evidenced by a Note or chattel paper;


      (vii) Borrower has made an agreement with the account debtor for any deduction from the invoice representing said account except for discounts or allowances made in the ordinary course of Borrower's business for prompt payment, which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;


      (viii) fifty percent (50%) or more of the aggregate invoices for an account debtor are due or unpaid for more than seventy (70) days after their original invoice date;


      (ix) it arises out of a sale made by the Borrower to an account debtor that is the United States Government or any agency or subdivision thereof (collectively the "Government"), unless Borrower has complied in all respects with the Federal Assignment of Claims Act of 1940, or has otherwise satisfied Lender as to the assignability and collectability of said accounts, provided, however, that up to $50,000 of Accounts outstanding at any one time and arising out of sales by the Borrower to the Government shall not be rendered ineligible solely because the Borrower has not complied as aforesaid; or


      (x) the Lender in its sole but reasonable discretion deems the Account to be unacceptable for any reason.

      If there is any dispute as to whether any Account is an Eligible Account, the determination of Lender shall at all times control.
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                                      -5-


      (x) "Eligible Equipment" shall mean new equipment to be purchased by the Borrower for its business.

      (y) "Eligible Inventory" shall mean Borrower's inventory of raw materials, work-in-process and finished goods (excluding so called "Ultravalve" inventory and until the new perpetual inventory control system known as "MFG Pro" is installed by Borrower and is operational, excluding inventory characterized as inventory of "Memry East" or "Connecticut Tools") located at 57 Commerce Drive, Brookfield, Connecticut and 4065 Campbell Avenue, San Mateo County, Menlo Park, California to the extent Lender, in its sole but reasonable discretion, determines that such inventory is eligible for advance. In addition and without limiting Lender's discretion, Eligible Inventory shall be net of reserves and returns, valued at the lower of cost or market (as determined in accordance with the FIFO method of accounting), and subject to Lender's perfected first security interest and to no other lien or security interest. Further and without limiting Lender's discretion, no inventory shall be eligible if it is:


      (i)  deemed by Lender as slow moving or obsolete;


      (ii) not otherwise in good condition and salable through normal trade channels;


      (iii) not salable in the ordinary course of Borrower's business; or


      (iv) at a location for which Lender has not received a lessor's agreement in form and content satisfactory to Lender in its sole discretion.

      (z) "Environmental Laws" shall mean any and all applicable foreign, federal, state and local statutes, laws, regulations, rules, ordinances, orders, guidances, policies or common law (whether now existing or hereafter enacted or promulgated) pertaining to the environment, of any and all federal, state or local governments and governmental and quasi-governmental agencies, bureaus, subdivisions, commissions or departments which may now or hereafter have jurisdiction over Borrower and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, or the protection of, real or personal property or human health or the environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation, remediation and removal of emissions, discharges, releases or threatened releases of Hazardous Materials, chemical substances, pollutants or contaminants whether solid, liquid or gaseous in nature, into the environment or relating to the manufacture, processing, distribution use, treatment, storage, disposal, transport or handling of such Hazardous Materials, chemical substances, pollutants or contaminants.
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                                      -6-


   Without limiting the generality of the foregoing, the term "Environmental Laws" shall encompass each of the following statutes, and regulations promulgated thereunder, and amendments and successors to such statutes and regulations, as may be enacted and promulgated from time to time: Federal Occupational Safety and Health Act ("OSHA"); the Clean Air Act ("CAA"); the Toxic Substances Control Act ("TSCA"); the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"); the Clean Water Act ("CWA"); the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendments of 1984 ("RCRA"); the Hazardous Materials Transportation Act; and all applicable Environmental Laws of each state and municipality in which Borrower conducts business or locates assets and all rules and regulations thereunder and amendments thereto, and all similar state and local laws, rules and regulations.


   (aa) "Equipment Loan" shall mean an Initial Equipment Loan, a Subsequent Equipment Loan or a Final Equipment Loan and "Equipment Loans" shall mean the Initial Equipment Loans, the Subsequent Equipment Loans and the Final Equipment Loans.


   (bb) "Equipment Loan Conversion Dates" shall mean the Initial Equipment Loan Conversion Date, the Subsequent Equipment Loan Conversion Date and the Final Equipment Loan Conversion Date.


   (cc) "Equipment Loan Account" shall have the meaning assigned in Section 4.2 hereof.


   (dd) "Equipment Loan Borrowing Base" shall mean an amount equal to the lesser of: (i) Seven Hundred Fifty Thousand Dollars ($750,000); or (ii) seventy-five percent (75%) of the face amount of net invoices for Eligible Equipment.


   (ee) "Equipment Loan Note" shall have the meaning assigned in Section 4.2 hereof.


   (ff) "ERISA" shall mean the Employee Retirement Income Security Act of 1974 and all rules and regulations promulgated pursuant thereto, as the same may from time to time be supplemented or amended.


   (gg) "Event of Default" and "Events of Default" shall have the meanings assigned in Section 13.1 hereof.


   (hh) "Final Converted Equipment Loan" shall have the meaning assigned in
Section 6.7 hereof.
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                                      -7-


   (ii) "Final Converted Equipment Loan Maturity Date" shall mean June 30, 2004.


   (jj) "Final Converted Equipment Loan Note" shall have the meaning assigned in
Section 6.7 hereof.


   (kk) "Final Equipment Loan" and "Final Equipment Loans" shall have the meanings assigned in Section 6.1 hereof.


   (ll) "Final Equipment Loan Conversion Date" shall mean July 1, 2001.


   (mm) "Final Equipment Loan Maturity Date" shall mean June 30, 2001.


   (nn) "Financing Agreement" or "Financing Agreements" shall mean this Agreement, the Notes, the Patent Security Agreement, the Trademark Security Agreement and any and all other instruments, agreements and documents executed in connection herewith or therewith or related hereto or thereto, together with any amendments, supplements or modifications hereto or thereto.


   (oo) "Fixed Assets" shall mean equipment and other assets of Borrower which, by generally accepted accounting principles, must be treated as fixed assets in financial statements of Borrower.


   (pp) "Fixed Rate" shall mean the rate of interest determined by the Lender to be the sum of the imputed United States Treasury Notes annual yield as of the first day of the applicable Interest Period based upon quotes reported in the Federal Reserve Statistical Release H.15 - Selected Interest Rates under the heading "U.S. Government Securities/Treasury constant maturities" for United States Treasury Notes having a maturity approximately equal to such Interest Period. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Fixed Rate.


   (qq) "Fixed Rate Loan" shall mean the Initial Converted Equipment Loan, the Subsequent Converted Equipment Loan, the Final Converted Equipment Loan or the Term Loan in the event the Borrower elects an interest rate applicable thereto based upon the Fixed Rate.

   (rr) "Fixed Rate Prepayment Premium" means the greater of:


         (i) one percent (1%) of the amount of the principal balance of the Fixed Rate Loan being prepaid; or
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                                      -8-

         (ii) the product of (x) a fraction whose numerator is an amount equal to the principal amount of the Fixed Rate Loan being prepaid and whose denominator is the outstanding principal balance of the Fixed Rate Loan on the date of such prepayment (before giving effect to such prepayment), multiplied by (y) an amount equal to the remainder obtained by subtracting
      (a) an amount equal to the outstanding principal amount of the Fixed Rate Loan as the date of such prepayment (before giving effect to such prepayment) from (b) the present value as of the date of such prepayment of the remaining scheduled payments of principal and interest on the Fixed Rate Loan (before giving effect to such prepayment) determined by discounting such payments at the Discount Rate.


   (ss) "GAAP" shall mean United States generally accepted accounting principles consistently applied.


   (tt) "Government" shall have the meaning assigned in clause (ix) of the definition of Eligible Accounts.


   (uu) "Hazardous Material" shall mean any chemical, compound, material, mixture or substance: (i) the presence of which requires or may hereafter require notification, investigation, monitoring or remediation under any Environmental Law; (ii) which is or becomes defined as a "hazardous waste", "hazardous material" or "hazardous substance" or "toxic substance" or "pollutant" or contaminant" under any present or future applicable federal, state or local law or under the rules and regulations adopted or promulgated pursuant thereto, including, without limitation, the Environmental Laws; (iii) which is toxic, explosive, corrosive, reactive, ignitable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of any foreign country, the United States, any state of the United States, or any political subdivision thereof to the extent any of the foregoing has or had jurisdiction over Borrower; (iv) which contains without limitation, gasoline, diesel fuel or other petroleum products, asbestos or polychlorinated biphenyls ("PCBs"); or (v) any other chemical, material or substance, exposure to, or disposal of, which is now or hereafter prohibited, limited or regulated by any federal, state or local governmental body, instrumentality or agency.


   (vv) "Indebtedness" shall mean all obligations that in accordance with GAAP should be classified as liabilities upon Borrower's balance sheet or to which reference should be made by footnotes thereto.


   (ww) "Indemnifiable Liability" shall have the same meaning assigned in
Section 18.1(a) hereof.
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                                      -9-


   (xx) "Indemnitees" shall have the meanings assigned in Section 18.1(a) hereof.


   (yy) "Initial Converted Equipment Loan" shall have the meaning assigned in Section 4.7 hereof.


   (zz) "Initial Converted Equipment Loan Maturity Date" shall mean June 30,
2002.


   (aaa) "Initial Converted Equipment Loan Note" shall have the meaning assigned in Section 4.7 hereof.


   (bbb) "Initial Equipment Loan" and "Initial Equipment Loans" shall have the meanings assigned in Section 4.1 hereof.


   (ccc) "Initial Equipment Loan Conversion Date" shall mean July 1, 1999.


   (ddd) "Intangible Assets" shall mean assets that in accordance with GAAP are properly classifiable as intangible assets, including but not limited to, goodwill, franchises, licenses, patents, trademarks, tradenames and copyrights.


   (eee) "Interest" shall mean, for the applicable period, all interest paid or payable, including but not limited to, interest paid or payable on Indebtedness and on Capital Leases, determined in accordance with GAAP.


   (fff) "Interest Period" shall mean:


         (i) with respect to each LIBOR Rate Loan, the period commencing on the date of such LIBOR Rate Loan and ending thirty (30), sixty (60) or ninety
      (90) days thereafter, as the Borrower may elect in the applicable Election Notice;


         (ii) with respect to any Fixed Rate Loan, a period of not less than one
      (1) year and not more than a term expiring on (a) the Initial Converted Equipment Loan Maturity Date, in the case of any Initial Converted Equipment Loan, (b) the Subsequent Converted Equipment Loan Maturity Date, in the case of any Subsequent Converted Equipment Loan, (c) the Final Converted Equipment Loan Maturity Date, in the case of any Final Converted Equipment Loan, and (d) the Term Loan Maturity Date, in the case of the Term Loan;


         (iii) with respect to each Prime Rate Loan, on the date of such Prime Rate Loan and ending if and when it becomes a LIBOR Rate Loan pursuant to
      Section 7.2 hereof; provided, that:
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                                      -10-

               (A) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a LIBOR Rate Loan, such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

               (B) any Interest Period applicable to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause
            (iii) below, end on the last Business Day of a calendar month;

               (C) the Borrower may not elect an Interest Period for a LIBOR
            Rate Loan which would otherwise end: (a) after the conclusion of the Revolving Loan Term, in the case of any Revolving Loan, (b) after the Initial Equipment Loan Conversion Date, in the case of any Initial Equipment Loan, (c) after the Subsequent Equipment Loan Conversion Date, in the case of any Subsequent Equipment Loan, and
            (d) after the Final Equipment Loan Conversion Date, in the case of any Final Equipment Loan; and

            (iv) There shall be no more than three (3) different Interest Periods outstanding at any time, and the amount to be subject to any LIBOR Rate or Fixed Rate shall be in an amount at least equal to $250,000 and in increments of $250,000, provided, however, that the Lender may, in its sole discretion, permit the Borrower to elect amounts to be subject to such interest rates which are not in increments of $250,000.


   (ggg) "Inventory" shall have the meaning assigned in Section 12.1(d) hereof.


   (hhh) "Lessor's Agreements" shall have the meaning assigned in Section 10.1(f) hereof.


   (iii) "Leverage Ratio" shall mean, during the applicable period, that quotient equal to Total Funded Debt, divided by EBITDA.


   (jjj) "LIBOR" or "LIBOR Rate" shall mean for any LIBOR Rate Loan for the then current Interest Period relating thereto, the rate per annum determined pursuant to the following formula:

                     LIBOR                   = LIBOR Base Rate
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                                      -11-

                                           1-Reserve Percentage

   with "LIBOR Base Rate" meaning the rate of interest determined by the Lender to be the prevailing rate per annum at which deposits in U.S. dollars are offered to the Lender by first class banks in the Interbank LIBOR market in which it regularly participates on or about 10:00 a.m. (Hartford time) two (2) Business Days before the first day of such Interest Period in an amount equal to the principal amount of such LIBOR Loan to which such Interest Period is to apply for a period of time approximately equal to such Interest Period, and with "Reserve Percentage" meaning the rate (expressed as a decimal) applicable to the Lender during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the actual reserve requirement (including without limitation, any basic, supplemental, emergency or marginal reserve requirement) of the Lender with respect to "Eurocurrency liabilities" as that term is defined under such regulations.

   The LIBOR Rate shall be adjusted automatically as of the effective date of any change in the Reserve Percentage.


      (kkk) "LIBOR Rate Loan" shall mean the Revolving Loan, the Initial Equipment Loan, the Subsequent Equipment Loan or the Final Equipment Loan in the event the Borrower elects an interest rate applicable thereto based upon the LIBOR Rate.


      (lll) "Life Insurance Assignment" shall have the meaning assigned in
   Section 10.1(d) hereof.


      (mmm) "Loan" means a Revolving Loan, the Term Loan, an Equipment Loan, or a Converted Equipment Loan, and "Loans" means the Revolving Loans, the Term Loan, the Equipment Loans, and the Converted Equipment Loans.


      (nnn) "Lockbox Agreement" shall have the meaning assigned in Section 14.1(m) hereof.


      (ooo) "Note" means the Revolving Loan Note, the Term Loan Note, the Equipment Loan Note, the Initial Converted Equipment Loan Note, the Subsequent Converted Equipment Loan Note or the Final Converted Equipment Loan Note, and "Notes" means the Revolving Loan Note, the Term Loan Note, the Equipment Loan Note, the Initial Converted Equipment Loan Note, the Subsequent Converted Equipment Loan Note and the Final Converted Equipment Loan Note.


      (ppp) "Notice of Revolving Loan Borrowing" shall have the meaning assigned in Section 2.2 hereof.
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                                      -12-


      (qqq) "Notice of Equipment Loan Borrowing" shall have the meaning assigned in Section 4.2 hereof.


      (rrr) "Obligation" and "Obligations" mean and include all loans advances, interest, indebtedness, liabilities, obligations, fees, charges, expenses, guaranties, covenants and duties at any time owing by Borrower to Lender of every kind and description, whether or not evidenced by any note or other instrument, whether or not for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including, but not limited to, the Loans, and all other indebtedness, liabilities and obligations of Borrower arising under this Agreement and the other Financing Agreements or otherwise, and all reasonable costs, expenses, fees, charges incurred by Lender hereunder or otherwise with respect to Borrower, including, without limitation, reasonable fees and expenses of attorneys, paralegals and other professionals incurred in connection with any of the foregoing, or in any way connected with, involving or relating to the preservation, enforcement, protection or defense of, or realization under this Agreement, any of the other Financing Agreements, any related agreement, document or instrument, the Collateral and the rights and remedies hereunder or thereunder, including without limitation, all reasonable costs, expenses and fees incurred in inspecting or surveying mortgaged real estate, if any, or conducting Environmental studies or tests, and all reasonable costs, expenses and fees incurred in connection with any "workout" or default resolution negotiations involving legal counsel or other professionals and further in connection with any modification, renegotiation or restructuring of the indebtedness evidenced by this Agreement and/or any of the other Financing Agreements and/or Obligations.


      (sss) "Patent Security Agreement" shall have the meaning assigned in
   Section 10.1(j) hereof.


      (ttt) "Plan" means any employee benefit plan or other plan maintained by Borrower or any entity affiliated with Borrower for employees covered by Title I of ERISA.


      (uuu) "Premises" shall mean the real property located at 57 Commerce Drive, Brookfield, Connecticut and 4065 Campbell Avenue, San Mateo County, Menlo Park, California.


      (vvv) "Prime Rate" shall mean the Prime Rate as published from time to time in the "Money Rates" section of The Wall Street Journal or any successor publication, or in the event that such rate is no longer published in The Wall Street Journal, a comparable index or reference selected by Lender. The Prime Rate need not and may not necessarily be the lowest or most favorable rate.
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                                      -13-

      (www) "Prime Rate Loan" shall mean any Loan which the Borrower has selected an interest rate based upon the Prime Rate.


      (xxx) "Product Line" shall have the meaning assigned in Section 12.1 hereof.


      (yyy) "Receivables" shall have the meaning assigned in Section 12.1(a) hereof.


      (zzz) "Release" shall mean any release, emission, disposal, leaching or migration into the environment (including, without limitation, the abandonment or disposal of any barrels, containers, or other closed receptacles containing any Hazardous Materials) or into or out of any property owned, occupied or used by Borrower.


      (aaaa) "Revolving Loan" and "Revolving Loans" shall have the meanings assigned in Section 2.1 hereof.


      (bbbb) "Revolving Loan Account" shall have the meaning assigned in Section
   2.2 hereof.


      (cccc) "Revolving Loan Borrowing Base" shall mean an amount equal to the lesser of: (i) Three Million Dollars ($3,000,000) or (ii) an amount equal to the aggregate of (1) eighty percent (80%) of Eligible Accounts and (2) the lesser of (A) thirty-five percent (35%) of Eligible Inventory, or (B) Seven Hundred Fifty Thousand Dollars ($750,000).


      (dddd) "Revolving Loan Note" shall have the meaning assigned in Section
   2.2 hereof.


      (eeee) "Revolving Loan Term" shall have the meaning assigned in Section 17.1(a) hereof.


      (ffff) "Subsequent Converted Equipment Loan" shall have the meaning assigned in Section 5.7 hereof.


      (gggg) "Subsequent Converted Equipment Loan Maturity Date" shall mean June 30, 2003.


      (hhhh) "Subsequent Converted Equipment Loan Note" shall have the meaning assigned in Section 5.7 hereof.


      (iiii) "Subsequent Equipment Loan" and "Subsequent Equipment Loans" shall have the meanings assigned in Section 5.1 hereof.


      (jjjj) "Subsequent Equipment Loan Conversion Date" shall mean July 1,
   2000.
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                                      -14-


      (kkkk) "Subsidiary" and "Subsidiaries" shall mean any corporation or corporations of which the outstanding shares of any stock having ordinary voting power is at the time owned by Borrower and/or by one or more Subsidiaries.


      (llll) "Tangible Net Worth" shall mean Total Assets minus the sum of (i) Total Liabilities, and (ii) Intangible Assets.


      (mmmm) "Term Loan" shall have the meaning assigned in Section 3.1 hereof.


      (nnnn) "Term Loan Maturity Date" shall mean June 30, 2003.


      (oooo) "Termination Fee" shall have the meaning assigned in Section 7.7 hereof.


      (pppp) "Term Loan Note" shall have the meaning assigned in Section 3.1 hereof.


      (qqqq) "Total Assets" shall mean total assets determined in accordance with GAAP.

      (rrrr) "Total Funded Debt" shall mean all Indebtedness of Borrower pursuant to any agreement or instrument to which the Borrower is a party relating to the borrowing of money or the obtaining of credit or in respect of Capitalized Leases.


      (ssss) "Total Liabilities" shall mean total current Indebtedness determined in accordance with GAAP.


      (tttt) "Trademark Security Agreement" shall have the meaning assigned in
   Section 10.1(k) hereof.


      (uuuu) "Treasury Rate" means the yield calculated by the linear interpolation of the yield, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. Government Securities/Treasury Constant Maturities" for the week ending prior to the date of the relevant prepayment, of United States Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating the end of the Interest Period in which the prepayment is made.

            ARTICLE II.  Revolving Loans

      Section 2.1. Amounts. Subject to the terms and conditions contained in this Agreement, and so long as no Defaulting Event has occurred, Lender agrees, in its sole but reasonable discretion, to make and remake loans

(collectively, the "Revolving Loans" and, individually, a "Revolving Loan") to Borrower from time to time until terminated as provided below in principal amounts not exceeding in the aggregate at any one time outstanding the Revolving Loan Borrowing Base, it being agreed and understood that at no time shall the maximum aggregate principal amount of the Revolving Loans made by Lender exceed the Revolving Loan Borrowing Base.

   Section 2.2. Procedure For Advances, Notice of Revolving Loan Borrowing, Revolving Loan Note, Etc. Within the limits of the Revolving Loan Borrowing Base and the Revolving Loan Term, so long as Borrower is in compliance with all of the terms and conditions of this Agreement and no Defaulting Event has occurred, Borrower may request borrowings and may repay and request reborrowings of Revolving Loans. Whenever Borrower desires an advance, Borrower shall notify Lender (which notice shall be irrevocable) by telecopy or telephone of the proposed borrowing. Such notice (each, a "Notice of Revolving Loan Borrowing") shall be accompanied by a borrowing base certificate (in a form acceptable to Lender), specify the date of the proposed borrowing, the type of borrowing, the amount proposed to be borrowed and, if a LIBOR Rate Loan is being requested, the duration of the Interest Period. Each Notice of Revolving Loan Borrowing must be received by Lender no later than 11:00 a.m., Hartford, Connecticut time on the day such borrowing is requested. In addition to this Agreement, the Revolving Loans shall be evidenced by a Revolving Promissory Note payable to Lender in the form of Exhibit A attached hereto (the "Revolving Loan Note"). Insofar as Borrower may request and Lender shall make Revolving Loans hereunder, Lender shall enter such advances as debits on a revolving loan account maintained by Borrower with Lender (the "Revolving Loan Account"). Lender may also record to the Revolving Loan Account, in accordance with customary accounting practices and procedures, (i) all fees, accrued and unpaid interest, late fees, usual and customary charges for the maintenance and administration of checking and any other accounts maintained by Borrower with Lender, and other fees and charges which are properly chargeable to Borrower under this Agreement, (ii) all payments, subject to collection, made by or account of indebtedness evidenced by the Revolving Loan Account, (iii) all proceeds of Collateral which are finally paid to Lender in its own office in cash or collected items, and (iv)other appropriate debits and credits, including without limitation, payments of interest due hereunder.

   Section 2.3. Monthly Statements. On a monthly basis, Lender shall render a statement for the Revolving Loan Account, which statement shall be considered correct and accepted by Borrower and conclusively binding upon Borrower unless Borrower notifies Lender to the contrary within ten (10) days of the receipt of said statement by Borrower. Lender shall have the right to debit the Revolving Loan Account for all interest charges on the Revolving Loan as and when the same shall be due and payable, if not otherwise paid by Borrower, subject to applicable law.

   Section 2.4. Interest Periods. The Borrower shall elect the initial Interest Period applicable to a Revolving Loan which is a LIBOR Rate Loan in its Notice of Revolving Loan Borrowing. The Borrower shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Lender of such duration not less than three (3) Business Days prior to the last day of the then current Interest Period applicable to such LIBOR Rate Loan. If the Lender does not receive timely notice of the Interest Period elected by the Borrower, the Borrower shall be deemed to have elected to convert to a Prime Rate Loan subject to Section 7.2 below.

   Section 2.5. Lender Discretion. Nothing herein shall be construed to (a) require Lender to make Revolving Loans, and/or (b) prohibit Lender from lending in excess of the Revolving Loan Borrowing Base, it being agreed that all such loans and advances shall be at Lender's sole (but in the case of (a) above, reasonable) discretion and shall not establish a pattern or custom binding upon Lender.

                             ARTICLE III. Term Loan

   Section 3.1. Amount. Subject to the terms and conditions contained in this Agreement, Lender agrees to make a loan to Borrower in the original principal amount of $500,000 (the "Term Loan"). In addition to this Agreement, the Term Loan shall be evidenced by a Term Loan Note payable to Lender in the form of Exhibit B attached hereto (the "Term Loan Note").

   Section 3.2. Notice and Manner of Establishing Interest Rate. Whenever the Borrower desires to have the Term Loan accrue interest as a Fixed Rate Loan, the Borrower shall give the Lender written notice at least three (3) Business Days prior to the day on which the requested Fixed Rate Loan is to take effect. Such notice (an "Election Notice") shall specify the effective date of the Fixed Rate Loan and the duration of the initial Interest Period. The Borrower shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Lender of such duration not less than three (3) Business Days prior to the last day of the then current Interest Period applicable to such Fixed Rate Loan. If the Lender does not receive timely notice of the Interest Period elected by the Borrower, the Borrower shall be deemed to have elected to convert to a Prime Rate Loan subject to Section 7.2 below.

   Section 3.3. Monthly Statements. On a monthly basis, Lender shall render a statement for the Term Loan, which statement shall be considered correct and accepted by Borrower and conclusively binding upon Borrower unless Borrower notifies Lender to the contrary within ten (10) days of the receipt of said statement by Borrower. Lender shall have the right to debit any account of Borrower for all principal, interest and other charges on the Term Loan as and when the same shall be due and payable, if not otherwise paid by Borrower.

 ARTICLE IV. Initial Equipment Loan; Initial Converted Equipment Loan

   Section 4.1. Amount. Subject to the terms and conditions contained in this Agreement and so long as no Defaulting Event has occurred, Lender agrees to make loans (collectively, the "Initial Equipment Loans" and, individually, an "Initial Equipment Loan") to Borrower from time to time until terminated as provided below in principal amounts not exceeding in the aggregate at any one time outstanding the Equipment Loan Borrowing Base, it being agreed and understood that at no time shall the maximum aggregate principal amount of the Equipment Loans made by Lender exceed the Equipment Loan Borrowing Base.

   Section 4.2. Procedure For Advances; Equipment Loan Notice of Borrowing; Equipment Loan Note, Etc. Within the limits of the Equipment Loan Borrowing Base, so long as Borrower is in compliance with all of the terms and conditions of this Agreement and no Defaulting Event has occurred, Borrower may request borrowings and repay BUT NOT REBORROW Initial Equipment Loans. To be eligible to obtain any Initial Equipment Loan, Borrower must submit to Lender at least three
(3) Business Days prior to the date on which Borrower requests Lender to make such Initial Equipment Loan, enforceable at the sole option of Lender: (a) copies of invoices which reflect the actual cost of the Eligible Equipment being purchased with the proceeds of such Initial Equipment Loan, including, if any, installation and other services and costs associated therewith; (b) evidence satisfactory to Lender that upon payment of the purchase price therefor, the Eligible Equipment shall be in the Borrower's physical possession and that (1) the Borrower has acquired good title to such Eligible Equipment, and (2) such Eligible Equipment is not subject to any pledge, lien, lease, encumbrance or charge of any kind whatsoever, other than in favor of Lender. Whenever Borrower desires an advance, Borrower shall notify Lender (which notice shall be irrevocable) by telecopy or telephone of the proposed borrowing. Such notice (each, a "Notice of Equipment Loan Borrowing") shall specify the date of the proposed borrowing, the type of borrowing, the amount proposed to be borrowed, and if a LIBOR Rate Loan, the duration of the Interest Period. Each Notice of Equipment Loan Borrowing must be received by Lender no later than 11:00 a.m., Hartford, Connecticut time on the day such borrowing is requested. In addition to this Agreement, the Initial Equipment Loans shall be evidenced by an Equipment Loan Note payable to Lender in the form of Exhibit C attached hereto (the "Equipment Loan Note"). Insofar as Borrower may request and Lender shall make Initial

Equipment Loans hereunder, Lender shall enter such advances as debits on an equipment loan account maintained by Borrower with Lender (the "Equipment Loan Account"). Lender may also record to the Equipment Loan Account, in accordance with customary accounting practices and procedures, (i) all fees, accrued and unpaid interest, late fees, usual and customary charges for the maintenance and administration of checking and any other accounts maintained by Borrower with Lender, and other fees and charges which are properly chargeable to Borrower under this Agreement, (ii) all payments, subject to collection, made by or account of indebtedness evidenced by the Equipment Loan Account, (iii) all proceeds of Collateral which are finally paid to Lender in its own office in cash or collected items, and (iv) other appropriate debits and credits, including without limitation, payments of interest due hereunder.

   Section 4.3. Interest Periods for Initial Equipment Loans. The Borrower shall elect the initial Interest Period applicable to an Initial Equipment Loan which is a LIBOR Rate Loan in its Notice of Equipment Loan Borrowing. The Borrower shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Lender of such duration not less than three (3) Business Days prior to the last day of the then current Interest Period applicable to such LIBOR Rate Loan. If the Lender does not receive timely notice of the Interest Period elected by the Borrower, the Borrower shall be deemed to have elected to convert to a Prime Rate Loan subject to Section 7.2 below.

   Section 4.4. Notice and Manner of Establishing Interest Rate for Initial Converted Equipment Loans. Whenever the Borrower desires to have the Initial Converted Equipment Loan accrue interest as a Fixed Rate Loan, the Borrower shall give the Lender written notice at least three (3) Business Days prior to the day in which the requested Fixed Rate Loan is to take effect. Such notice (an "Election Notice") shall specify the effective date of the Fixed Rate Loan and the duration of the initial Interest Period. The Borrower shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Lender of such duration not less than three (3) Business Days prior to the last day of the then current Interest Period applicable to such Fixed Rate Loan. If the Lender does not receive timely notice of the Interest Period elected by the Borrower, the Borrower shall be deemed to have elected to convert to a Prime Rate Loan subject to Section 7.2 below.

   Section 4.5. Monthly Statements. On a monthly basis, Lender shall render a statement for the Equipment Loan Account, which statement shall be considered correct and accepted by Borrower and conclusively binding upon Borrower unless Borrower notifies Lender to the contrary within ten (10) days of the receipt of said statement by Borrower. Lender shall have the right to debit the Equipment Loan Account for all interest charges on the Initial

Equipment Loans as and when the same shall be due and payable, if not otherwise paid by Borrower, subject to applicable law.

   Section 4.6. Lender Discretion. Nothing herein shall be construed to prohibit Lender from lending in excess of the Equipment Loan Borrowing Base, it being agreed that all such loans and advances shall be at Lender's sole discretion and shall not establish a pattern or custom binding upon Lender.

   Section 4.7. Conversion to Initial Converted Equipment Loan. Notwithstanding anything to the contrary contained herein, so long as Borrower is in compliance with all of the terms and conditions of this Agreement and no Defaulting Event has occurred, on the Initial Equipment Loan Conversion Date, the then outstanding principal balance of the Initial Equipment Loans shall convert into term indebtedness having a final maturity on the Initial Converted Equipment Loan Maturity Date (the "Initial Converted Equipment Loan"). The Initial Converted Equipment Loan shall bear interest at a rate determined in accordance with Section 7.1(a)(iv) hereof, and be payable in thirty-six (36) substantially equal, consecutive monthly payments of principal in accordance with the terms and conditions of an Initial Converted Equipment Loan Note payable to Lender in the form of Exhibit D attached hereto (the "Initial Converted Equipment Loan Note"). On the Initial Equipment Loan Conversion Date, Borrower shall execute and/or deliver, or cause to be delivered to Lender an Initial Converted Equipment Loan Note and such other instruments, documents and agreements as Lender reasonably requires, all in form, scope and substance satisfactory to Lender. On and after the Initial Equipment Loan Conversion Date, Borrower shall have no ability to request, and Lender shall have no obligation to make, any further Initial Equipment Loans.

 ARTICLE V. Subsequent Equipment Loan; Subsequent Converted Equipment Loan

   Section 5.1. Amount. Subject to the terms and conditions contained in this Agreement and so long as no Defaulting Event has occurred, Lender agrees to make loans (collectively, the "Subsequent Equipment Loans" and, individually, a "Subsequent Equipment Loan") to Borrower from time to time until terminated as provided below in principal amounts not exceeding in the aggregate at any one time outstanding the Equipment Loan Borrowing Base, it being agreed and understood that at no time shall the maximum aggregate principal amount of the Equipment Loans made by Lender exceed the Equipment Loan Borrowing Base.

   Section 5.2. Procedure For Advances; Equipment Loan Notice of Borrowing; Subsequent Equipment Loan Note, Etc. Within the limits of the Equipment Loan Borrowing Base, so long as Borrower is in compliance with all of the terms and conditions of this Agreement and no Defaulting Event has occurred, and so long as the entire outstanding principal balance of the Initial Equipment Loans has converted into an Initial Converted Equipment Loan in accordance with Section 4.7 hereof, Borrower may request borrowings and repay BUT NOT REBORROW Subsequent Equipment Loans. To be eligible to obtain any Subsequent Equipment Loan, Borrower must submit to Lender at least three (3) Business Days prior to the date on which Borrower requests Lender to make such Subsequent Equipment Loan, enforceable at the sole option of Lender:
(a) copies of invoices which reflect the actual cost of the Eligible Equipment being purchased with the proceeds of such Subsequent Equipment Loan, including, if any, installation and other services and costs associated therewith; (b) evidence satisfactory to Lender that upon payment of the purchase price therefor, the Eligible Equipment shall be in the Borrower's physical possession and that (1) the Borrower has acquired good title to such Eligible Equipment, and (2) such Eligible Equipment is not subject to any pledge, lien, lease, encumbrance or charge of any kind whatsoever, other than in favor of Lender. Whenever Borrower desires an advance, Borrower shall notify Lender (which notice shall be irrevocable) pursuant to a Notice of Equipment Loan Borrowing. Each Notice of Equipment Loan Borrowing shall specify the date of the proposed borrowing, the type of borrowing, the amount proposed to be borrowed, and if a LIBOR Rate Loan, the duration of the Interest Period. Each Notice of Equipment Loan Borrowing must be received by Lender no later than 11:00 a.m., Hartford, Connecticut time on the day such borrowing is requested. In addition to this Agreement, the Subsequent Equipment Loans shall be evidenced by the Equipment Loan Note. Insofar as Borrower may request and Lender shall make Subsequent Equipment Loans hereunder, Lender shall enter such advances as debits on the Equipment Loan Account. Lender may also record to the Equipment Loan Account, in accordance with customary accounting practices and procedures, (i) all fees, accrued and unpaid interest, late fees, usual and customary charges for the maintenance and administration of checking and any other accounts maintained by Borrower with Lender, and other fees and charges which are properly chargeable to Borrower under this Agreement, (ii) all payments, subject to collection, made by or account of indebtedness evidenced by the Equipment Loan Account, (iii) all proceeds of Collateral which are finally paid to Lender in its own office in cash or collected items, and (iv) other appropriate debits and credits, including without limitation, payments of interest due hereunder.

   Section 5.3. Interest Periods for Subsequent Equipment Loans. The Borrower shall elect the initial Interest Period applicable to a Subsequent Equipment Loan which is a LIBOR Rate Loan in its Notice of Equipment Loan Borrowing. The Borrower shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Lender of such duration not less than three (3) Business Days prior to the last day of the then current Interest Period applicable to such LIBOR Rate Loan. If the Lender does not receive timely notice of the Interest Period elected by the Borrower, the Borrower shall be deemed to have elected to convert to a Prime Rate Loan subject to Section 7.2 below.

   Section 5.4. Notice and Manner of Establishing Interest Rate for Subsequent Converted Equipment Loans. Whenever the Borrower desires to have the Subsequent Converted Equipment Loan accrue interest as a Fixed Rate Loan, the Borrower shall give the Lender written notice at least three (3) Business Days prior to the day in which the requested Fixed Rate Loan is to take effect. Such notice (an "Election Notice") shall specify the effective date of the Fixed Rate Loan and the duration of the initial Interest Period. The Borrower shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Lender of such duration not less than three (3) Business Days prior to the last day of the then current Interest Period applicable to such Fixed Rate Loan. If the Lender does not receive timely notice of the Interest Period elected by the Borrower, the Borrower shall be deemed to have elected to convert to a Prime Rate Loan subject to Section 7.2 below.

   Section 5.5. Monthly Statements. On a monthly basis, Lender shall render a statement for the Equipment Loan Account, which statement shall be considered correct and accepted by Borrower and conclusively binding upon Borrower unless Borrower notifies Lender to the contrary within ten (10) days of the receipt of said statement by Borrower. Lender shall have the right to debit the Equipment Loan Account for all interest charges on the Subsequent Equipment Loans as and when the same shall be due and payable, if not otherwise paid by Borrower, subject to applicable law.

   Section 5.6. Lender Discretion. Nothing herein shall be construed to prohibit Lender from lending in excess of the Equipment Loan Borrowing Base, it being agreed that all such loans and advances shall be at Lender's sole discretion and shall not establish a pattern or custom binding upon Lender.

   Section 5.7. Conversion to Subsequent Converted Equipment Loan. Notwithstanding anything to the contrary contained herein, so long as Borrower is in compliance with all of the terms and conditions of this Agreement and no Defaulting Event has occurred, on the Subsequent Equipment Loan Conversion Date, the then outstanding principal balance of the Subsequent Equipment Loans shall convert into term indebtedness having a final maturity on the Subsequent Converted Equipment Loan Maturity Date (the "Subsequent Converted Equipment Loan"). The Subsequent Converted Equipment Loan shall bear interest at a rate determined in accordance with Section 7.1(a)(vi) hereof, and be payable in thirty-six (36) substantially equal, consecutive monthly payments of principal in accordance with the terms and conditions of a Subsequent Converted Equipment Loan Note payable to Lender in the form of Exhibit E attached hereto (the "Subsequent Converted Equipment Loan Note"). On the Subsequent Equipment Loan Conversion Date, Borrower shall execute and/or deliver, or cause to be delivered to Lender a Subsequent Converted Equipment Loan Note and such other instruments, documents and agreements as Lender reasonably requires, all in form, scope and substance satisfactory to Lender. On and after the Subsequent Equipment Loan Conversion Date, Borrower shall have no ability to request, and Lender shall have no obligation to make, any further Subsequent Equipment Loans.

 ARTICLE VI. Final Equipment Loan; Final Converted Equipment Loan

   Section 6.1. Amount. Subject to the terms and conditions contained in this Agreement and so long as no Defaulting Event has occurred, Lender agrees to make loans (collectively, the "Final Equipment Loans" and, individually, an "Final Equipment Loan") to Borrower from time to time until terminated as provided below in principal amounts not exceeding in the aggregate at any one time outstanding the Equipment Loan Borrowing Base, it being agreed and understood that at no time shall the maximum aggregate principal amount of the Equipment Loans made by Lender exceed the Equipment Loan Borrowing Base.

   Section 6.2. Procedure For Advances; Equipment Loan Notice of Borrowing; Final Equipment Loan Note, Etc. Within the limits of the Equipment Loan Borrowing Base, so long as Borrower is in compliance with all of the terms and conditions of this Agreement and no Defaulting Event has occurred, and so long as the entire outstanding principal balance of the Initial Equipment Loans and the Subsequent Equipment Loans has converted into an Initial Converted Equipment Loan and a Subsequent Equipment Loan in accordance with Sections 4.7 and 5.7 hereof, respectively, Borrower may request borrowings and repay BUT NOT REBORROW Final Equipment Loans. To be eligible to obtain any Final Equipment Loan, Borrower must submit to Lender at least three (3) Business Days prior to the date on which Borrower requests Lender to make such Final Equipment Loan, enforceable at the sole option of Lender: (a) copies of invoices which reflect the actual cost of the Eligible Equipment being purchased with the proceeds of such Final Equipment Loan, including, if any, installation and other services and costs associated therewith; (b) evidence satisfactory to Lender that upon payment of the purchase price therefor, the Eligible Equipment shall be in the Borrower's physical possession and that (1) the Borrower has acquired good title to such Eligible Equipment, and (2) such Eligible Equipment is not subject to any pledge, lien, lease, encumbrance or charge of any kind whatsoever, other than in favor of Lender. Whenever Borrower desires an advance, Borrower shall notify Lender (which notice shall be irrevocable) pursuant to a Notice of Equipment Loan Borrowing.

Each Notice of Equipment Loan Borrowing shall specify the date of the proposed borrowing, the type of borrowing, the amount proposed to be borrowed, and if a LIBOR Rate Loan, the duration of the Interest Period. Each Notice of Equipment Loan Borrowing must be received by Lender no later than 11:00 a.m., Hartford, Connecticut time on the day such borrowing is requested. In addition to this Agreement, the Final Equipment Loans shall be evidenced by the Equipment Loan Note. Insofar as Borrower may request and Lender shall make Final Equipment Loans hereunder, Lender shall enter such advances as debits on the Equipment Loan Account. Lender may also record to the Equipment Loan Account, in accordance with customary accounting practices and procedures, (i) all fees, accrued and unpaid interest, late fees, usual and customary charges for the maintenance and administration of checking and any other accounts maintained by Borrower with Lender, and other fees and charges which are properly chargeable to Borrower under this Agreement, (ii) all payments, subject to collection, made by or account of indebtedness evidenced by the Equipment Loan Account, (iii) all proceeds of Collateral which are finally paid to Lender in its own office in cash or collected items, and (iv) other appropriate debits and credits, including without limitation, payments of interest due hereunder.

   Section 6.3. Interest Periods for Final Equipment Loans. The Borrower shall elect the initial Interest Period applicable to a Final Equipment Loan which is a LIBOR Rate Loan in its Notice of Equipment Loan Borrowing. The Borrower shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Lender of such duration not less than three (3) Business Days prior to the last day of the then current Interest Period applicable to such LIBOR Rate Loan. If the Lender does not receive timely notice of the Interest Period elected by the Borrower, the Borrower shall be deemed to have elected to convert to a Prime Rate Loan subject to Section 7.2 below.

   Section 6.4. Notice and Manner of Establishing Interest Rate for Final Converted Equipment Loans. Whenever the Borrower desires to have the Final Converted Equipment Loan accrue interest as a Fixed Rate Loan, the Borrower shall give the Lender written notice at least three (3) Business Days prior to the day in which the requested Fixed Rate Loan is to take effect. Such notice (an "Election Notice") shall specify the effective date of the Fixed Rate Loan and the duration of the initial Interest Period. The Borrower shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Lender of such duration not less than three (3) Business Days prior to the last day of the then current Interest Period applicable to such Fixed Rate Loan. If the Lender does not receive timely notice of the Interest Period elected by the Borrower, the Borrower shall be deemed to have elected to convert to a Prime Rate Loan subject to Section 7.2 below.

   Section 6.5. Monthly Statements. On a monthly basis, Lender shall render a statement for the Equipment Loan Account, which statement shall be considered correct and accepted by Borrower and conclusively binding upon Borrower unless Borrower notifies Lender to the contrary within ten (10) days of the receipt of said statement by Borrower. Lender shall have the right to debit the Equipment Loan Account for all interest charges on the Final Equipment Loans as and when the same shall be due and payable, if not otherwise paid by Borrower, subject to applicable law.

   Section 6.6. Lender Discretion. Nothing herein shall be construed to prohibit Lender from lending in excess of the Equipment Loan Borrowing Base, it being agreed that all such loans and advances shall be at Lender's sole discretion and shall not establish a pattern or custom binding upon Lender.

   Section 6.7. Conversion to Final Converted Equipment Loan. Notwithstanding anything to the contrary contained herein, so long as Borrower is in compliance with all of the terms and conditions of this Agreement and no Defaulting Event has occurred, on the Final Equipment Loan Conversion Date, the then outstanding principal balance of the Final Equipment Loans shall convert into term indebtedness having a final maturity on the Final Converted Equipment Loan Maturity Date (the "Final Converted Equipment Loan"). The Final Converted Equipment Loan shall bear interest at a rate determined in accordance with
Section 7.1(a)(viii) hereof, and be payable in thirty-six (36) substantially equal, consecutive monthly payments of principal in accordance with the terms and conditions of a Final Converted Equipment Loan Note payable to Lender in the form of Exhibit F attached hereto (the "Final Converted Equipment Loan Note"). On the Final Equipment Loan Conversion Date, Borrower shall execute and/or deliver, or cause to be delivered to Lender a Final Converted Equipment Loan Note and such other instruments, documents and agreements as Lender reasonably requires, all in form, scope and substance satisfactory to Lender. On and after the Final Equipment Loan Conversion Date, Borrower shall have no ability to request, and Lender shall have no obligation to make, any further Final Equipment Loans.

 ARTICLE VII. Interest, Prepayment, Etc.

   Section 7.1. Interest.

   (a) Pre-default Interest. So long as no Defaulting Event has occurred:

      (i) Revolving Loans. Each Revolving Loan shall bear such type of interest as the Borrower may elect subject to the provisions of this Agreement. During the period from the date made through and including the date of payment in full, each Revolving Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at the election of the Borrower, (A) in the case of a Prime Rate Loan, at a floating rate per annum equal to the Prime Rate plus three-quarters of one percentage point (.75%), or (B) in the case of a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus three hundred (300) basis points.

      (ii) Term Loan. The Term Loan shall bear such type of interest as the Borrower may elect subject to the provisions of this Agreement. The Term Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a per annum rate equal to, at the election of the Borrower: (A) if a Prime Rate Loan, at a floating rate per annum equal to the Prime Rate plus three-quarters of one percentage point (.75%), or (B) in the case of a Fixed Rate Loan, at a per annum rate equal to the Fixed Rate plus three hundred twenty-five (325) basis points.

      (iii) Initial Equipment Loans. Each Initial Equipment Loan shall bear such type of interest as the Borrower may elect subject to the provisions of this Agreement. During the period from the date made until the Initial Equipment Loan Conversion Date, each Initial Equipment Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at the election of the Borrower, (A) in the case of a Prime Rate Loan, at a floating rate per annum equal to the Prime Rate plus three-quarters of one percentage point (.75%), or (B) in the case of a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus three hundred
   (300) basis points.

      (iv) Initial Converted Equipment Loan. The Initial Converted Equipment Loan shall bear such type of interest as the Borrower may elect subject to the provisions of this Agreement. During the period from the Initial Equipment Loan Conversion Date through and including the date of payment in full, the Initial Converted Equipment Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at the election of the Borrower, (A) in the case of a Prime Rate Loan, at a floating rate per annum equal to the Prime Rate plus three-quarters of one percentage point (.75%), or (B) in the case of a Fixed Rate Loan, at a per annum rate equal to the Fixed Rate plus three hundred twenty-five (325) basis points.

      (v) Subsequent Equipment Loans. Each Subsequent Equipment Loan shall bear such type of interest as the Borrower may elect subject to the provisions of this Agreement. During the period from the date made until the Subsequent Equipment Loan Conversion Date, each Subsequent Equipment Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at the election of the Borrower, (A) in the case of a Prime Rate Loan, at a floating rate per annum equal to the Prime Rate plus three-quarters of one percentage point (.75%), or
(B) in the case of a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus three hundred (300) basis points.

      (vi) Subsequent Converted Equipment Loan. The Subsequent Converted Equipment Loan shall bear such type of interest as the Borrower may elect subject to the provisions of this Agreement. During the period from the Subsequent Equipment Loan Conversion Date through and including the date of payment in full, the Subsequent Converted Equipment Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at the election of the Borrower, (A) in the case of a Prime Rate Loan, at a floating rate per annum equal to the Prime Rate plus three-quarters of one percentage point (.75%), or (B) in the case of a Fixed Rate Loan, at a per annum rate equal to the Fixed Rate plus three hundred twenty-five (325) basis points.

      (vii) Final Equipment Loans. Each Final Equipment Loan shall bear such type of interest as the Borrower may elect subject to the provisions of this Agreement. During the period from the date made until the Final Equipment Loan Maturity Date, each Final Equipment Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at the election of the Borrower, (A) in the case of a Prime Rate Loan, at a floating rate per annum equal to the Prime Rate plus three-quarters of one percentage point (.75%), or (B) in the case of a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus three hundred
   (300) basis points.

      (viii) Final Converted Equipment Loans. The Final Converted Equipment Loan shall bear such type of interest as the Borrower may elect subject to the provisions of this Agreement. During the period from the Final Equipment Loan Conversion Date through and including the date of payment in full, the Final Converted Equipment Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at the election of the Borrower, (A) in the case of a Prime Rate Loan, at a floating rate per annum equal to the Prime Rate plus three-quarters of one percentage point (.75%), or (B) in the case of a Fixed Rate Loan, at a per annum rate equal to the Fixed Rate plus three hundred twenty-five (325) basis points.

   (b) Payment of Interest. So long as any of the Obligations remain outstanding, interest on the Loans shall be due and payable without notice or demand monthly in arrears beginning on August 1, 1998 and continuing on the first business day of each and every month thereafter.

   (c) Default Interest Rate. Notwithstanding the foregoing, interest on the Loans, at all times after the occurrence of an Event of Default and during the continuance of an Event of Default, and interest on all payments of interest that are not paid when due, shall accrue at a rate per annum equal to, in the case of any Event Default which occurs as a result of Borrower's failure to make any payment required hereunder or under the Notes, four percentage points (4.0%), and in the case of any other Event of Default, two percentage points (2.0%), in each case above the applicable interest rates otherwise in effect under this Agreement.

   (d) Calculation Of Interest. Interest on the Loans shall be calculated on the basis of a 360-day year and the actual number of days elapsed.

   (e) Late Payment. If any amount due hereunder or under the Notes is not paid within ten (10) days after the date it is due and payable, without in any way affecting Lender's right to make demand hereunder or to declare an Event of Default to have occurred, Lender may in its sole discretion assess a late charge against Borrower equal to five percent (5.0%) of such late payment (provided, however, that the minimum late charge assessed by Lender hereunder shall be $15.00), which late charge shall be immediately due and payable and may be paid by a charge to, at Lender's option, either Borrower's Revolving Loan Account or Equipment Loan Account.

   (f) Lawful Interest. It being the intent of the parties that the rate of interest and all other charges to Borrower be lawful, if for any reason the payment of a portion of interest, fees or charges as required by this Agreement would exceed the limit established by applicable law which a commercial bank such as Lender may charge to a commercial borrower such as Borrower, then the obligation to pay interest or charges shall automatically be reduced to such limit and, if any amounts in excess of such limits shall have been paid, then such amounts shall be applied to the unpaid principal amount of the Obligations or refunded to Borrower so that under no circumstances shall interest or charges required hereunder exceed the maximum rate allowed by law, as aforesaid.

   Section 7.2. Conversion of Interests Rates of Revolving Loans, Equipment Loans and Term Loan.

   (a) Revolving Loans. Provided that no Event of Default shall have occurred, the Borrower may, on any Business Day, convert any outstanding Prime Rate Loan or a LIBOR Rate Loan into a LIBOR Rate Loan or a Prime Rate Loan, respectively, in the same aggregate principal amount, provided, however, that any conversion of a LIBOR Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such LIBOR Rate Loan.

   (b) Initial Equipment Loans Prior to Initial Equipment Loan Conversion Date. Provided that no Event of Default shall have occurred, the Borrower may, on any Business Day prior to the Initial Equipment Loan Conversion Date, convert any outstanding Initial Equipment Loan bearing interest as a Prime Rate Loan or a LIBOR Rate Loan into a LIBOR Rate Loan or a Prime Rate Loan, respectively, in the same aggregate principal amount, provided, however, that any conversion of a LIBOR Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such LIBOR Rate Loan.

   (c) Initial Equipment Loans After Initial Equipment Loan Conversion Date. Provided no Event of Default shall have occurred, the Borrower may, on any Business Day after the Initial Equipment Loan Conversion Date, convert the outstanding Initial Converted Equipment Loan bearing interest as a Prime Rate Loan or a Fixed Rate Loan into a Fixed Rate Loan or a Prime Rate Loan, respectively, in the same aggregate principal amount, provided, however, that any conversion of a Fixed Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such Fixed Rate Loan.

   (d) Subsequent Equipment Loans Prior to Subsequent Equipment Loan Conversion Date. Provided that no Event of Default shall have occurred, the Borrower may, on any Business Day prior to the Subsequent Equipment Loan Conversion Date, convert any outstanding Subsequent Equipment Loan bearing interest as a Prime Rate Loan or a LIBOR Rate Loan into a LIBOR Rate Loan or a Prime Rate Loan, respectively, in the same aggregate principal amount, provided, however, that any conversion of a LIBOR Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such LIBOR Rate Loan.

   (e) Subsequent Equipment Loans After Subsequent Equipment Loan Conversion Date. Provided no Event of Default shall have occurred, the Borrower may, on any Business Day after the Subsequent Equipment Loan Conversion Date, convert the outstanding Subsequent Converted Equipment Loan bearing interest as a Prime Rate Loan or a Fixed Rate Loan into a Fixed Rate Loan or a Prime Rate Loan, respectively, in the same aggregate principal amount, provided, however, that any conversion of a Fixed Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such Fixed Rate Loan.

   (f) Final Equipment Loans Prior to Final Equipment Loan Conversion Date. Provided that no Event of Default shall have occurred, the Borrower may, on any Business Day prior to the Final Equipment Loan Conversion Date, convert any outstanding Final Equipment Loan bearing interest as a Prime Rate Loan or a LIBOR Rate Loan into a LIBOR Rate Loan or a Prime Rate Loan, respectively, in the same aggregate principal amount, provided, however, that any conversion of a LIBOR Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such LIBOR Rate Loan.

   (g) Final Equipment Loans After Final Equipment Loan Conversion Date. Provided no Event of Default shall have occurred, the Borrower may, on any Business Day after the Final Equipment Loan Conversion Date, convert the outstanding Final Converted Equipment Loan bearing interest as a Prime Rate Loan or a Fixed Rate Loan into a Fixed Rate Loan or a Prime Rate Loan, respectively, in the same aggregate principal amount, provided, however, that any conversion of a Fixed Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such Fixed Rate Loan.

   (h) Term Loan. Provided that no Event of Default shall have occurred, the Borrower may, on any Business Day, convert the outstanding Term Loan bearing interest as a Prime Rate Loan or a Fixed Rate Loan into a Fixed Rate Loan or a Prime Rate Loan, respectively, in the same aggregate principal amount, provided, however, that any conversion of a Fixed Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such Fixed Rate Loan.

   (i) Conversion of Loans. If the Borrower desires to convert a Loan, it shall give Lender not less than three (3) Business Days' prior written notice specifying the date of such conversion, the Loan to be converted, and if the conversion is from a Prime Rate Loan to a LIBOR Rate Loan, or from a Prime Rate Loan to a Fixed Rate Loan, the duration of the first Interest Period therefor.

   Section 7.3. Prepayments.

   (a) Optional Prepayments. Borrower may, at its option and upon thirty (30) Business Days prior written notice (except with respect to the Revolving Loan in which case no prior written notice shall be required), prepay any Loan, in whole or in part, on the following conditions: (a) Borrower shall pay all accrued interest on the principal being paid to the date of the prepayment and, in the case of prepayments in full, all fees, charges, costs, expenses and other amounts then due under any of the Loans, (b) in the case of a LIBOR Rate Loan or Fixed Rate Loan, such LIBOR Rate Loan or Fixed Rate

Loan shall only be prepaid on the last Business Day of the then current Interest Period with respect thereto; (c) any partial prepayment of the Term Loan or a Converted Equipment Loan shall be applied to principal installments due thereunder in the inverse order of maturity and shall not relieve Borrower's obligation to make regularly scheduled principal payments thereunder; (d) if Borrower wishes to prepay and terminate the Revolving Loans prior to the expiration of the Revolving Loan Term, Borrower must, at the option of Lender, also prepay in full the other Loans and all other Obligations, including without limitation, any amount or amounts due under Article VIII hereof; and (e) in its notice, the Borrower shall specify the date of prepayment, the type of loan to be prepaid and the specific amount to be prepaid on such loan. In the event that any prepayment of a LIBOR Rate Loan or Fixed Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, the Borrower shall indemnify the Lender therefor in accordance with Section 8.4 hereof.

         (b) Mandatory Prepayments.

            (i) Revolving Loans. If, at any time, the aggregate principal amount of all outstanding Revolving Loans shall exceed the Revolving Loan Borrowing Base, then any such excess amount shall, without limiting any other rights or remedies of Lender hereunder, be immediately paid by Borrower to the Lender.

            (ii) Equipment Loan. If, at any time, the aggregate principal amount of all outstanding Equipment Loans shall exceed the Equipment Loan Borrowing Base, then any such excess amount shall, without limiting any other rights or remedies of Lender hereunder, be immediately paid by Borrower to the Lender.

   Section 7.4. Closing Fees. On or before the date hereof, Borrower shall pay or have paid to Lender all fees, expenses and other costs incurred by Lender in connection with the closing of the extension of the Loans (including, without limitation, all attorney's and other professionals' fees and expenses).

   Section 7.5. Commitment Fee. On or before the date hereof, Borrower shall pay or have paid to Lender a non-refundable commitment fee of $25,000 in connection with the closing of the Loans.

   Section 7.6. Unused Revolving Loan Fee. The Borrower shall pay to Lender a fee computed at the per annum rate of one-quarter of one percentage point (.25%) on the average daily unused portion of the Revolving Loan during the period for which payment is made, payable monthly in arrears commencing on August 1, 1998 and continuing on the first Business Day of each and every month thereafter and on the last day of the Revolving Loan Term or such earlier date as the Revolving Loan shall terminate.

   Section 7.7. Early Termination Fee. In the event that during the first year of the Revolving Loan Term (a) the Revolving Loan is terminated by the Borrower, or (b) the Revolving Loan is terminated as a result of the occurrence of an Event of Default, Borrower shall pay to Lender on the effective date of termination, in addition to any other payments Borrower is required to make hereunder, a termination fee equal to one percent (1%) of the maximum principal amount of the Loans (the "Termination Fee"). It is understood that the determination of the maximum principal amount of the Loans shall be made without regard to the components of the Revolving Loan Borrowing Base based upon Eligible Accounts and Eligible Inventory and the component of the Equipment Loan Borrowing Base based upon Eligible Equipment. For example, for purposes of this provision, on the date hereof the maximum principal amount of the Revolving Loan is $3,000,000, the maximum principal amount of the Equipment Loan is $750,000 and the maximum principal amount of the Term Loan is $500,000 and the Termination Fee would be $42,500.

 ARTICLE VIII. Yield Protection

   Section 8.1. Increased Costs. In the event that applicable law, treaty or regulation or directive from any government, governmental agency or regulatory authority, or any change therein or in the interpretation or application thereof, or compliance by Lender with any request or directive (whether or not having the force of law) from any central bank or government, governmental agency or regulatory authority, shall:

   (a) subject Lender to any tax of any kind whatsoever with respect to this Agreement or any of the Loans (except taxes on the overall net income of Lender) or change the basis of taxation of payments to Lender of principal, interest or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of Lender);

   (b) impose, modify or hold applicable any reserve, special deposit or similar requirements against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extending by, any office of Lender, including without limitation, pursuant to Regulations of the Board of Governors of the Federal Reserve System; or

   (c) in the reasonable opinion of Lender, cause any Note, any Loan or this Agreement to be included in any calculations used in the computation of regulatory capital standards; or

   (d) impose on Lender any other condition with respect to this Agreement, any of the Notes or any of the Loans;

and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining any of the Loans (or any part thereof) by an amount the Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) with respect to any of the Loans by an amount that Lender deems to be material, then, in any such case, Borrower shall promptly pay Lender, upon its demand, such additional amounts as will compensate Lender for such additional costs or such reduction as the case may be (collectively, the "Additional Costs"). Lender shall certify the amount of such Additional Costs to Borrower, and such certification, absent manifest error, shall be deemed conclusive.

   Section 8.2. Capital Adequacy Protection. If, after the date hereof, Lender shall have determined that the adoption of any applicable law, governmental rule, regulation or order regarding capital adequacy of banks or bank holding companies, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive regarding capital adequacy (whether or not having the force of law and whether or not failure to comply therewith would be unlawful, so long as Lender believes in good faith that such has the force of law or that the failure to so comply would be unlawful) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Lender's capital as a consequence of Lender's obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that Lender's capital was fully utilized prior to such adoption, change or compliance) by an amount deemed by Lender in its reasonable judgment to be material, then, upon demand, Borrower shall immediately pay to Lender, from time to time as specified by Lender, such additional amounts as shall be sufficient to compensate Lender of such reduced return, together with interest on each such amount from the date of such specification by Lender until payment in full thereof at the highest rate of interest (other than the default rate of interest) due on the Loans. A certificate of Lender setting forth the amount to be paid to Lender shall, in the absence of manifest error, be deemed conclusive. In determining such amount, Lender shall use any reasonable averaging and attribution methods. Borrower may, however, avoid paying such amounts for future rate of return reductions if, within the maximum borrowings permitted herein, Borrower borrows such amounts as will cause Lender to avoid any such future rate of return reductions which would otherwise be caused by such changed capital adequacy requirements or Borrower agrees to a reduction in the Loans to achieve the same result.

   Section 8.3. Basis for Determining Interest Rate Inadequate or Unfair. In the event that the Lender shall have determined that (a) by reason of circumstances affecting the Interbank LIBOR market, adequate and reasonable means do not exist for determining LIBOR, or (b) Dollar deposits in the relevant amount and for the relevant maturity are not available to the Lender in the Interbank LIBOR market with respect to a proposed LIBOR Rate Loan, a proposed conversion of any Prime Rate Loan to a LIBOR Rate Loan, or an outstanding LIBOR Rate Loan, Lender shall give the Borrower prompt notice of such determination. If such notice is given
(i) any requested LIBOR Rate Loan shall be made as a Prime Rate Loan, unless the Borrower gives the Lender three (3) Business Days' prior written notice that its request for such borrowing is cancelled; (ii) any loan which was to have been converted to a LIBOR Rate Loan shall be continued as a Prime Rate Loan; and
(iii) any outstanding LIBOR Rate Loan shall be converted to a Prime Rate Loan on the last Business Day of the then current Interest Period for such LIBOR Rate Loan. Until such notice has been withdrawn, the Lender shall have no obligation to make LIBOR Rate Loans or maintain outstanding LIBOR Rate Loans, and the Borrower shall not have the right to convert Prime Rate Loans to LIBOR Rate Loans.

   Section 8.4. Indemnity. The Borrower agrees to indemnify the Lender and to hold the Lender harmless from any loss (including the additional costs referred to in Section 8.1 above and any lost profits) or expense that it may sustain or incur as a consequence of any prepayment or any Event of Default by the Borrower in the payment of the principal of or interest on any LIBOR Rate Loan or Fixed Rate Loan or as a consequence of a failure by the Borrower to complete a borrowing of, a prepayment of or conversion of a LIBOR Rate Loan or Fixed Rate Loan after notice thereof has been given, including (but not limited to) any loss of profit or any interest payable by the Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans or Fixed Rate Loans hereunder (including, in the case of any Fixed Rate Loan, the Fixed Rate Prepayment Premium).

   Section 8.5. Survival. Unless and only if Lender shall have made prompt demand upon Borrower for payment of amounts due under this Article VIII prior to the date upon which full and final payment of the Revolving Loans and other Obligations is made, the obligations and covenants of Borrower under this
Article VIII shall survive the termination of this Agreement and payment of the Loans and other Obligations.

 ARTICLE IX. Representations and Warranties

   Section 9.1. Representations and Warranties. Borrower represents and warrants to Lender that:

   (a) Good Standing and Qualification. It is duly organized, validly existing and in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to own and operate its properties and to carry on its business as presently conducted and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction wherein the character of the properties owned or leased by it therein or in which the transaction of its business therein makes such qualification necessary, except where such failure to be so qualified would not have a material adverse effect on the financial condition, assets or operations of the Borrower.

   (b) Corporate Authority. It has full power and authority to enter into this Agreement and the other Financing Agreements to which it is a party, to make the borrowings contemplated herein, to execute and deliver the Notes and the other Financing Agreements to which it is a party, and to incur the obligations provided for herein and therein, all of which have been duly authorized by all necessary and proper corporate action. No other consent or approval or the taking of any other action in respect of shareholders or of any public authority is required as a condition to the validity or enforceability of this Agreement, the Notes, the other Financing Agreements or any other instrument, document or agreement delivered in connection herewith or therewith.

   (c) Binding Agreements. This Agreement constitutes, and the Notes and the other Financing Agreements executed and/or delivered in connection herewith or therewith, when issued and delivered pursuant hereto for value received shall constitute, valid and legally binding obligations of Borrower, enforceable in accordance with their respective terms, except as enforcement may be limited by principles of equity, bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights generally.

   (d) Litigation. Except as set forth on Schedule 9.1(d) attached hereto, (i) there are no actions, suits or proceedings pending against Borrower before any court or administrative agency, nor are there any (ii) actions, suits or proceedings threatened, which, with respect to both (i) and (ii) individually or in the aggregate, would materially and adversely affect the financial condition, assets or operations of Borrower, nor are there any such actions, suits or proceedings which question the validity of this Agreement, the Notes, any of the other Financing Agreements or any action to be taken in connection with the transactions contemplated hereby or thereby.

   (e) No Conflicting Law or Agreements. The execution, delivery and performance by Borrower of this Agreement, the Notes and each other Financing Agreement, as the case may be, does not (i) violate any provision of its Certificate of Incorporation or By-laws or any order, decree or judgment, or any material provision of any statute, rule or regulation to which the Borrower may be subject; (ii) violate or conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a material default under any shareholder agreement, stock preference agreement, mortgage, indenture or other contract or undertaking to which it is a party, or by which any of its properties may be bound; and (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or assets of Borrower, except for the liens granted hereunder to Lender.

   (f) Taxes. With respect to all of its taxable periods it has filed all tax returns which are required to be filed and all federal, state, municipal, franchise and other taxes shown on such filed returns have been paid or are being diligently contested by appropriate proceedings and have been reserved against, as required by generally accepted accounting principles, consistently applied.

   (g) Financial Statements. It has heretofore delivered to Lender its audited annual balance sheet as of June 30, 1997, and the related statements of income, retained earnings and cash flows for the fiscal year or period then ended. Each of such statements is complete and correct in all material respects and fairly presents its consolidated financial condition as of the dates and for the periods referred to therein and has been prepared in accordance with generally accepted accounting principles. There are no liabilities, direct or indirect, fixed or contingent, of Borrower as of the dates of said balance sheets which are not reflected in such statements or in the notes thereto, except as are not required to be so reflected in accordance with GAAP.

   (h) Adverse Developments. Except as set forth on Schedule 9.1(h) attached hereto, since its unaudited balance sheet as of March 31, 1998, there has been no material adverse change in its financial condition, business, operations, affairs or prospects or in any of its properties or assets.

   (i) Existence of Assets and Title Thereto. Except as set forth on Schedule 9.1(i) attached hereto, it has good and marketable title to all of its properties and assets, including the properties and assets reflected in the financial statements delivered in connection herewith. None of such properties or assets are subject to any mortgage, pledge, lien, lease, encumbrance or charge, except those permitted under the terms of this Agreement, pledges or deposits in connection with or to secure workers' compensation, unemployment or liability insurance, liens for property taxes not yet due and payable, and other similar liens arising by operation of law and not in the aggregate material.

   (j) Regulations G, T, U and X. The proceeds of the borrowings hereunder are not being used and will not be used, directly or indirectly, for the purposes of purchasing or carrying any margin stock in contravention, or which would cause any Lender to be in violation, of Regulations G, T, U or X promulgated by the Board of Governors of the Federal Reserve System.

   (k) Compliance. Except as set forth on Schedule 9.1(k) attached hereto, it is not in default with respect to any order, writ, injunction or decree of any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency, authority or official, nor is it in violation of any material law, statute, rule or regulation to which it is or any of its properties are subject and it has not received notice of any such default from any party and is not in default in the payment or performance of any of its material obligations to any third parties or in the performance of any material mortgage, indenture, lease, contract or other agreement to which it is a party or by which any of its assets or properties may be bound.

   (l) Leases and Subleases. It enjoys quiet and undisturbed possession under all leases and subleases under which it is operating, and all of such leases and subleases are valid and subsisting and not in default.

   (m) Pension Plans.

      (i) No fact, including but not limited to any "reportable event", as that term is defined in Section 4043 of ERISA, exists in connection with any Plan of any of the Companies under Sections 414(b), (c), (m), (n) and (o) of the Internal Revenue Code of 1986, as amended (the "Code") which might constitute grounds for termination of any such Plan by the Pension Benefit Guaranty Corporation (the "PBGC") or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan. A list of all of the Companies' respective Plans are attached hereto on Schedule 9.1(m) attached hereto;

      (ii) No "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code exists or will exist upon the execution and delivery of this Agreement and the other Financing Agreements, or the performance by the parties hereto or thereto of their respective duties and obligations hereunder and thereunder;

      (iii) Each of the Companies agrees to do all acts, including, but not limited to, making all contributions necessary to maintain compliance with ERISA or the Code, and agrees not to terminate any such Plan in a manner (or do or fail to do any act) which could result in the imposition of a lien on any of its properties pursuant to Section 4068 of ERISA;

      (iv) None of the Companies sponsors or maintains, and has never contributed to, and has not incurred any withdrawal liability under a "multi-employer plan" as defined in Section 3 of ERISA and none of the Companies has any written or verbal commitment of any kind to establish, maintain or contribute to any "multi-employer plan" under the Multi-employer Pension Plan Amendment Act of 1980;

      (v) None of the Companies has any unfunded liability in contravention of ERISA and the Code;

      (vi) Each and every Plan complies currently, and has complied in the past, both as to form and operation, with its terms and with provisions of the Code and ERISA, and all applicable regulations thereunder and all rules issued by the Internal Revenue Service U.S. Department of Labor and the PBGC and as such, is and remains a "qualified" plan under the Code;

      (vii) No actions, suits or claims are pending (other than routine claims for benefits) against any Plan, or the assets of any such Plan;

      (viii) The Companies have performed all obligations required to be performed by it under any Plan and the Companies are not in default, or in violation of any Plan, and have no knowledge of any such default or violation by any other party to any and all Plans;

      (ix) No liability has been incurred by any of the Companies to the PBGC or to participants or beneficiaries on account of any termination of a Plan subject to Title IV of ERISA, no notice of intent to terminate a Plan has been filed by (or on behalf of) any of the Companies pursuant to Section 4041 of ERISA and no proceeding has been commenced by the PBGC pursuant to Section 4042 of ERISA;

      (x) The reporting and disclosure provisions of the Securities Act of 1933 and Securities Exchange Act of 1934 have been complied with for all such Plans.

   (n) Deferred Compensation Arrangements. Except as set forth in Schedule 9.1(n) attached hereto, none of the Companies have entered into deferred compensation plans, arrangements or commitments (each, individually an "Arrangement"). With respect to each such Arrangement:

      (i) Such Arrangement complies currently, and has complied in the past, both as to form and operation, with its terms and the provisions of the Code and ERISA and all applicable laws, rules and regulations;

      (ii) The disclosure and reporting provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934 have been satisfied;

      (iii) Such Arrangement is legally valid and binding and is in full force and effect;

      (iv) The Companies have made all contributions required to be made under such Arrangement and no contributions are currently due and owing thereunder;

      (v) There are no actions, suits or claims pending (other than routine claims for benefits) or, to the best of the Companies' knowledge, which could be reasonably expected to be asserted against such Arrangement; and

      (vi) The Companies have performed all obligations required to be performed by it under such Arrangement and the Companies are not in default or in violation of, and the Companies have no knowledge of a such default or violation by any other party to such Arrangement.

   Notwithstanding anything to the contrary contained herein, the representations and warranties contained in this Section 9.1(n) are qualified in their entirety by the disclosure set forth in Schedule 9.1(n) attached hereto.

   (o) Chief Executive Office. Its chief executive office and principal place of business, and the office where its books and records concerning Collateral are kept, is as set forth in the first paragraph of this Agreement and in Schedule 9.1(o) attached hereto.

   (p) Places of Business. It has no other places of business and locates no Collateral, specifically including books and records, at any location other than as set forth in Schedule 9.1(o) attached hereto. It shall maintain a full and complete set of its books and records in its offices at the chief executive office described in the immediately preceding paragraph.

   (q) Contingent Liabilities. It is not a party to any suretyship, guaranty or other similar type agreement, nor has it offered its endorsement to any individual, concern, corporation or other entity or acted or failed to act in any manner which would in any way create a contingent liability that does not appear in the financial statements referred to hereinbefore.

   (r) Contracts. After giving effect to the transactions contemplated upon the closing of this Agreement, no material contract, governmental or otherwise, to which it will be a party is subject to renegotiation, nor will it be in default of any material contract to which it is a party.

   (s) Unions and Pensions. It is not a party to any collective bargaining or union agreement.

   (t) Licenses. It has or, with respect to the conduct of its business in California, has applied and reasonably expects to be granted, all material licenses, permits and other permissions required by any government, agency or subdivision thereof, or from any licensing entity to which Borrower may be subject, necessary for the conduct of its business, all of which it represents to be in good standing and in full force and effect.

   (u) Collateral. After giving effect to the transactions contemplated upon the closing of this Agreement, it will be the sole owner of the Collateral free and clear of all liens, encumbrances, security interests and claims except the liens granted to Lender hereunder and the security interests and liens listed on
Schedule 9.1(u) attached hereto. Borrower is fully authorized to grant a security interest in each and every item of the Collateral to Lender. All documents and agreements related to the Collateral shall be true and correct and in all respects what they purport to be. All signatures and endorsements that appear thereon shall be genuine and all signatories and endorsers shall have full capacity to contract. None of the transactions underlying or giving rise to the Collateral shall violate any applicable state or federal laws or regulations. All documents relating to the Collateral shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms. Borrower agrees to defend the Collateral against the claims of all persons other than Lender. Notwithstanding anything to the contrary contained herein, the representations and warranties contained in this
Section 9.1(u) are qualified in their entirety by the disclosure set forth in
Schedule 9.1(u) attached hereto.

   (v) Tradenames. It does not have any material tradenames other than as set forth in Schedule 9.1(v) attached hereto.

   (w) Financial Information. All financial information, including, but not limited to information relating to the Receivables and Inventory, submitted by it to Lender, whether previously or in the future, is and will be true and correct in all material respects, and is and will be complete insofar as may be necessary to render it a true and accurate depiction of the subject matter to which it relates.

   (x) Parent or Subsidiary Corporations. Borrower has no parent corporation and has no Subsidiaries other than as set forth in Schedule 9.1(x) attached hereto.

   (y) Environmental Matters.

      (i) It has obtained all permits, licenses and other authorizations which are required under all Environmental Laws. It is in compliance with the terms and conditions of all such permits, licenses and authorizations, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

      (ii) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by Borrower to have any permit, license or authorization required in connection with the conduct of its business or with respect to any Environmental Laws, including without limitation, Environmental Laws relating to the generation, treatment, storage, recycling, transportation, disposal or release of any Hazardous Materials.

      (iii) No oral or written notification of a release of any Hazardous Material has been filed by or against Borrower and no property now or previously owned, leased or used by it, including without limitation, the Premises, is listed or proposed for listing on the Comprehensive Environmental Response, Compensation and Inventory of Sites or National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any similar state or federal list of sites requiring investigation or cleanup.

      (iv) There are no liens or encumbrances arising under or pursuant to any Environmental Laws on any of the property or properties owned, leased or used by it, including without limitation, any of the properties owned or leased by it, and no governmental actions have been taken or are in process which could subject any of such properties to such liens or encumbrances or, as a result of which Borrower would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

      (v) Neither it nor, to the best knowledge of Borrower, any previous owner, tenant, occupant or user of any property owned, leased or used by Borrower, has (i) engaged in or permitted any operations or activities upon or any use or occupancy of such property, or any portion thereof, for the purpose of or in any way involving the release, discharge, refining, dumping or disposal (whether legal or illegal, accidental or intentional) of any Hazardous Materials on, under, or in or about such property, or (ii) transported or had transported any Hazardous Materials to such property except to the extent such Hazardous Materials are raw products commonly used in day-to-day manufacturing operations of such property and, in such case, in compliance with, all Environmental Laws; (iii) engaged in or permitted any operations or activities which would allow the facility to be considered a treatment, storage or disposal facility as that term is defined in 40 CFR 264 and 265, (iv) engaged in or permitted any operations or activities which would cause any of Borrower's properties to become subject to The Connecticut Transfer Act. Section 22a-134 et sea. C.G.S., or (v) constructed, stored or otherwise located Hazardous Materials on under, in or about any such property except to the extent commonly used in day-to-day operations of any such property and, in such case, in compliance with all Environmental Laws. Further, to the best knowledge of Borrower, no Hazardous Materials have migrated from other properties upon, about or beneath any such property.

   (z) Use of Proceeds. It will use the proceeds of the Loans solely (i) to satisfy in full debt outstanding to First Union National Bank on the date hereof, (ii) to satisfy in full debt outstanding to Emitzel Holdings, S.A. on the date hereof and, to the extent not satisfied in full prior to the date hereof, debt outstanding to James G. Binch and Harbour Investment Corporation on the date hereof, and (iii) for working capital purposes.

 ARTICLE X. Conditions of Lending

   Section 10.1. Conditions of the Initial Loan. Subject to the terms hereof, the obligation of Lender to make the first Initial Revolving Loan, the first Initial Equipment Loan and the Term Loan under this Agreement is subject to the fulfillment of the following conditions precedent at the time of the execution of this Agreement:

   (a) Notes. Lender shall have received a duly executed Revolving Loan Note, Term Loan Note and Equipment Loan Note drawn to its order.

   (b) Evidence of Corporate Action. Lender shall have received certified copies of all corporate action (in form and substance satisfactory to Lender) taken by Borrower to authorize the execution, delivery and performance of this Agreement, the Notes, and the other Financing Agreements to which it is a party, and the borrowings to be made hereunder and thereunder, together with true copies of Borrower's Certificate of Incorporation and By-laws and such other papers as Lender or its counsel may require.

   (c) Opinion of Counsel. Lender shall have received a favorable written opinion of counsel for Borrower, accompanied by such supporting documents as Lender or its counsel may require.

   (d) Life Insurance Assignment. Lender shall have received a duly executed life insurance assignment as collateral (the "Life Insurance Assignment") on the life of James G. Binch, which shall be in an amount equal to $500,000. The Life Insurance Assignment shall be in form, scope and substance satisfactory to Lender.

   (e) Lessor's Agreements. Borrower shall cause to be delivered to Lender lessor's agreements with respect to the Premises leased or subleased by Borrower (the "Lessor's Agreements") in form, scope and substance satisfactory to Lender.

   (f) UCC-1 Financing Statements. Lender shall have received from Borrower duly executed UCC-1 financing statements and such other documents as Lender deems necessary or proper to perfect, upon filing of such UCC-1 financing statements or such other documents, the security interest in the Collateral, all of which shall be in form, scope and substance satisfactory to Lender and its counsel.

   (g) Notices of Assignment and Post Office Box Change of Address Cards. Lender shall have received notices of assignment and a post office change of address cards from Borrower, which shall be in form, scope and substance satisfactory to Lender and its counsel.

   (h) CII Agreement. Lender shall have received an agreement from Connecticut Innovations, Inc., in form, scope and substance satisfactory to Lender (the "CII Agreement").

   (i) Patent Security Agreement. Lender shall have received a Patent Security Agreement, in form, scope and substance satisfactory to Lender (the "Patent Security Agreement").

   (j) Trademark Security Agreement. Lender shall have received a Trademark Security Agreement, in form, scope and substance satisfactory to Lender (the "Trademark Security Agreement").

   (k) Lockbox Agreement. Lender shall have received a Lockbox Agreement, in form, scope and substance satisfactory to Lender (the "Lockbox Agreement").

   (l) Further Documents. Lender shall have received such further documents, instruments and agreements as Lender may request, including without limitation, title insurance or an attorneys' certificate of title, landlord's agreements, warehouse agreements, and evidence that the insurance policies and certificates evidencing adequate insurance and coverage on Borrower's assets are currently in full force and effect, continue to name Lender as loss payee or additional insured, as the case may be, and that the premiums are current.

   Section 10.2. Conditions of Further Loans. In addition to the conditions in
Section 10.1 above, Lender shall make no further Revolving Loans or Equipment Loans (collectively, the "Further Loans") unless the following conditions shall exist or have been satisfied by Borrower at the time any Further Loan is requested:

   (a) Absence of Termination or Default. Lender shall not have terminated the Revolving Loan facility or the Equipment Loan facility hereunder, nor shall a Defaulting Event exist or have occurred.

   (b) Compliance Certificates. On the date of each Revolving Loan or Equipment Loan hereunder and after giving effect thereto, Borrower shall have delivered to Lender, upon Lender's request, a certificate executed by its chief financial officer which states, among other things, that: (i) Borrower has complied, and is then in compliance, with all the terms, covenants and conditions of this Agreement and the other Financing Agreements to which it is a party; (ii) there exists no Event of Default or Defaulting Event; and (iii) the representations and warranties contained herein and in the other Financing Agreements are true and correct with the same effect as though such representations and warranties had been made at the time of each Further Loan.

   (c) Revolving Loan Borrowing Base and Equipment Loan Borrowing Base. The indebtedness of Borrower by virtue of the making of any Revolving Loan or Equipment Loan shall not exceed the Revolving Loan Borrowing Base or the Equipment Loan Borrowing Base, respectively. Borrower shall not request any Revolving Loan or Equipment Loan if the effect of such Revolving Loan or Equipment Loan shall be to cause the aggregate balance of all Revolving Loans or Equipment Loans to exceed the Revolving Loan Borrowing Base or the Equipment Loan Borrowing Base, respectively.

   (d) Further Documents. Lender shall have received such further documents, instruments and agreements as Lender may reasonably request.

 ARTICLE XI. Covenants

   A. Affirmative Covenants.

   Borrower covenants and agrees that from the date hereof until payment and performance in full of all Obligations, and until the termination of this Agreement, unless Lender otherwise consents in writing, Borrower shall:

   Section 11.1. Financial Statements. Deliver or caused to be delivered to
Lender: (a) within thirty (30) days after the close of each fiscal month of Borrower, internally prepared financial statements of Borrower including balance sheets as of the close of such month, and statements of income and retained earnings for such month and for that portion of the fiscal year-to-date then ended, all of which financial statements shall be prepared on a basis consistent with that of the preceding period or containing disclosure of the effect on financial condition or results of operations, and which shall be certified by the chief financial officer of Borrower as being accurate and fairly presenting the financial condition of Borrower; (b) within one hundred five (105) days after the close of each fiscal year of Borrower, audited financial statements including a balance sheet as of the close of such fiscal year and statements of income, stockholders' capital and cash flow for the year then ended, both prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year or containing disclosure of the effect on financial condition or results of operations of any change in the application of accounting principles during the year, and accompanied by a report thereon containing an unqualified opinion of a recognized certified public accounting firm selected by Borrower and reasonably satisfactory to Lender (it being hereby agreed and understood that McGladrey & Pullen is an accounting firm satisfactory to Lender), which opinion shall state that such financial statements fairly present the financial condition and results of operations of Borrower in accordance with generally accepted accounting principles; (c) at least thirty (30) days prior to the close of each fiscal year of Borrower, internally prepared drafts of annual projections of Borrower, in form, scope and substance satisfactory to Lender; (d) within fifteen (15) days of the close of each month, monthly aging of accounts receivable and accounts payable, inventory status reports, ineligible calculations and reconciliations, all in form, scope and substance satisfactory to Lender; (e) contemporaneously with the delivery to shareholders or governmental agencies, copies of all reports and information delivered to shareholders or filed with governmental agencies, including without limitation, Forms 10-K and 10-Q; (f) promptly upon Lender's written request, such other information about the financial condition and operations of Borrower as Lender may, from time to time, reasonably request; and (g) promptly upon becoming aware of any Event of Default, or the occurrence or existence of a Defaulting Event, notice thereof in writing. Notwithstanding anything to the contrary contained herein, the requirements herein with respect to interim financial statements shall be subject to normal and customary year-end audit adjustments and the fact that footnotes sufficient to satisfy the requirements of the Securities and Exchange Act of 1934, as amended, need not be as extensive as what may be required by generally accepted accounting principles.

   Section 11.2. Insurance and Endorsements. (a) Keep its properties and cause the Premises to be insured against fire and other hazards (pursuant to so-called "All Risk" coverage) in amounts and with companies satisfactory to Lender to the same extent and covering such risks as is customary in the same or a similar business; maintain public liability coverage, including without limitation, products liability coverage, against claims for personal injuries or death; and maintain all worker's compensation, employment or similar insurance as may be required by applicable law; and (b) all insurance shall contain such terms, be in such form, and be for such periods reasonably satisfactory to Lender, and be written by carriers duly licensed by the appropriate governmental authorities of each state where any Collateral is located. Without limiting the generality of the foregoing, such insurance must provide that it may not be canceled without thirty (30) days' prior written notice to Lender. Borrower shall cause Lender to be endorsed as a loss payee with a long form Lender's Loss Payable Clause, in form and substance acceptable to Lender on all such insurance. In the event of failure to provide and maintain insurance as herein provided, Lender may, at its option, provide such insurance and charge the amount thereof to the Revolving Loan Account. Borrower shall furnish to Lender certificates or other satisfactory evidence of compliance with the foregoing insurance provisions. Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest to make proofs of loss and claims for insurance, and to receive payments of the insurance proceeds and execute and endorse all documents, checks and drafts in connection with payment of such insurance. Any insurance proceeds received by Lender shall be applied to the Obligations in such order and manner as Lender shall determine in its sole discretion.

   Section 11.3. Tax and Other Liens. Comply in all material respects with all statutes and government regulations and pay all taxes, assessments, governmental charges or levies, or claims for labor, supplies, rent and other obligations made against it or their property which, if unpaid, might become a lien or charge against Borrower or its properties, except for any of the foregoing being contested in good faith and against which adequate reserves have been established in accordance with generally accepted accounting principles.

   Section 11.4. Place of Business; Locations of Collateral. Maintain its chief place of business and chief executive offices at the address set forth in the introductory sentence hereof and its other places of business as set forth in
Schedule 11.4 hereto unless Borrower shall have given Lender thirty (30) days' prior written notice of each change in such place of business. Locate no Collateral at any location other than the Premises; provided, however, that (a) Borrower may locate inventory (other than work-in-process at customers' premises) at locations other than the Premises which in the aggregate at any one time does not have a value of more than $100,000, and (b) Borrower may locate work-in-process at customers' premises.

   Section 11.5. Inspections. Allow Lender by or through any of its officers, attorneys, and/or accountants designated by it, for the purpose of ascertaining whether or not each and every provision hereof and of any related agreement, instrument and document is being performed, to enter the offices and plants of Borrower to examine or inspect any of the properties, books and records or extracts therefrom, to make copies of such books and records or extracts therefrom and to make complete environmental studies and/or investigations, and to discuss the affairs, finances and accounts thereof with Borrower all at such reasonable times, upon reasonable notice and as often as Lender or any representative of Lender may reasonably request.

   Section 11.6. Litigation. Promptly advise Lender of the commencement or threat of litigation, including arbitration proceedings and any proceedings before any governmental agency (but excluding product liability claims which are either fully covered by insurance or adequately covered by insurance and which are not likely to have a material adverse effect on the business, assets or condition (financial or otherwise) of Borrower), which is instituted against Borrower and is reasonably likely to have a materially adverse effect upon the condition financial, operating or otherwise, of Borrower.

   Section 11.7. Maintenance of Existence. Maintain its corporate existence and comply with all valid and applicable statutes, rules and regulations, and maintain its properties in good repair, working order and operating condition. Borrower shall immediately notify Lender of any event causing material loss in the value of their assets.

   Section 11.8. Inventory. Allow Lender to examine and inspect the Inventory at reasonable times and intervals and upon reasonable notice. Borrower shall immediately notify Lender of any event causing material loss or depreciation in value of Inventory and the amount of such loss or depreciation.

   Section 11.9. ERISA. Immediately notify Lender of any event which causes it not to be in compliance with ERISA in all material respects.

   Section 11.10. Notice of Certain Events. Give prompt written notice to Lender of:

   (a) any material dispute that may arise between Borrower and any governmental regulatory body or law enforcement agency;

   (b) any labor controversy resulting or likely to result in a strike or work stoppage against Borrower;

   (c) any proposal by any public authority to acquire the assets or business of Borrower;

   (d) the location of any Collateral other than at Borrower's places of business disclosed in this Agreement (other than Collateral in transit in the ordinary course of Borrower's business);

   (e) any proposed or actual change of the name, identity or legal form of organization of Borrower;

   (f) any circumstance or event by virtue of which or in connection with which Borrower may have incurred or may incur any liability, expense or responsibility under any Environmental Law, including, without limitation: (i) any Release of any Hazardous Material required to be reported to any federal, state or local governmental authority instrumentality or agency under any applicable Environmental Law; (ii) any and all written communications with respect to claims or suits under any applicable Environmental Law or any Release of Hazardous Material required to be reported to any federal, state or local governmental authority, instrumentality or agency; (iii) any remedial action taken by Borrower or any other person in response to (A) any Hazardous Material on, under or about the properties or assets of Borrower, the existence of which may give rise to a claim or suit resulting in a material change of Borrower's business operations or financial condition, or (B) any claim or suit resulting in a material change of Borrower's business operations or financial condition;
(iv) Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of Borrower's business premises which may cause such premises to be in violation of any Environmental Law or to be subject to any restrictions on the ownership, occupation, transferability or use thereof under any Environmental Law and (v) any request for information from any federal, state or local governmental authority, instrumentality or agency that indicates such entity is investigating Borrower's potential responsibility for a Release of Hazardous Material;

   (g) any other matter which has resulted or is reasonably likely to result in a material adverse change in the financial condition or operations of Borrower;

   (h) any information received by Borrower with respect to any Receivable that may materially affect the value thereof or the rights and remedies of Lender with respect thereto; and

   (i) any action, suit or claim pending or which is threatened or asserted against Borrower.

   Section 11.11. Defaults. Upon the occurrence of an Event of Default or of a Defaulting Event, give prompt written notice of such occurrence to Lender signed by the president or chief financial officer of Borrower describing such occurrence and the action, if any, being taken to cure the Event of Default or Defaulting Event.

   Section 11.12. Duties. Borrower has complied and will continue to comply with any and all material federal, state and local laws affecting its business, including, but not limited to, payment of all federal and state taxes with respect to sales to Account Debtors by Borrower and disclosures in connection therewith. Borrower agrees to indemnify Lender against and hold Lender harmless from, all claims, actions and losses, including reasonable attorney's fees and costs incurred by Lender arising from any contention, whether well founded or otherwise, that there has been a failure to comply with such laws.

   Section 11.13. Collateral Duties. Do whatever Lender may reasonably request from time to time by way of obtaining, executing, delivering and filing financing statements, assignments, landlord's or mortgagee's waivers, warehouse agreements and other notices and amendments and renewals of any of the foregoing, and Borrower will take any and all reasonable steps and observe such formalities as Lender may reasonably request, in order to create and maintain a valid and enforceable first lien upon, pledge of, and first priority security interest in, any and all of the Collateral. Lender hereby is authorized to file financing statements without the signature of Borrower and to execute and file such financing statements on behalf of Borrower as specified by the Uniform Commercial Code to perfect or maintain its security interest in all of the Collateral. All reasonable charges, expenses and fees Lender may incur in filing any of the foregoing, together with reasonable costs and expenses of any lien search required by Lender, and any taxes relating thereto, shall be charged to the Revolving Loan Account and added to the Obligations.

   Section 11.14. Audit and Appraisals by Lender; Fees. Permit Lender by or through any of its officers, employees or other representatives to audit the books and records of Borrower and to conduct or cause to be conducted appraisals of Borrower's assets at such times, upon reasonable notice, and in such manner and detail as Lender deems reasonable. Without limiting the generality of the foregoing, Lender shall be allowed to verify the Receivables and Inventory of Borrower and to confirm with Account Debtors the validity and amount of Receivables. Lender is hereby authorized to charge any such audit and appraisal fees and expenses to the Revolving Loan Account. Notwithstanding the foregoing, so long as no Event of Default has occurred, Lender shall not conduct more than two (2) audits or appraisals per calendar year and Borrower shall not be obligated to reimburse or pay to Lender in excess of $15,000 per calendar year in the aggregate for fees and expenses incurred in connection with any such audit or appraisal.

   Section 11.15. Bank Accounts. Maintain all of its bank accounts, including without limitation, its operating and depository accounts, at Lender; provided however, the Borrower shall be permitted to have operating and depository accounts not maintained by Lender so long as either (i) the aggregate amount on deposit therein (not including for payroll) does not exceed $100,000 at any one time and so long as it is necessary for Borrower to have such accounts because Lender does not maintain a branch convenient to Borrower for the purposes of such account or (ii) the Borrower has on deposit with Lender an aggregate amount at least equal to the aggregate outstanding principal amount of the Loans.

   Section 11.16. Year 2000 Compatibility. Borrower shall take all action necessary to assure that Borrower's computer based systems are able to operate and effectively process data including dates on and after January 1, 2000. At the request of Lender, Borrower shall provide Lender with assurance acceptable to Lender of Borrower's Year 2000 compatibility.

   B. Negative Covenants.

   The Borrower covenants and agrees that from the date hereof until payment and performance in full of all Obligations and until the termination of this Agreement, unless Lender otherwise consents in writing, the Borrower shall not:

   Section 11.17. Encumbrances. Incur or permit to exist any lien, mortgage, charge or other encumbrance against any of its properties or assets, whether now owned or hereafter acquired, except: (a) liens required or expressly permitted by this Agreement; (b) pledges or deposits in connection with or to secure worker's compensation, unemployment or liability insurance; (c) those listed on
Schedule 9.1(u) attached hereto; and (d) purchase money liens securing financing for machinery and equipment purchased in the ordinary course of business as permitted pursuant to Section 11.18(b) below.

   Section 11.18. Limitation on Indebtedness. Create, incur or guarantee any indebtedness or obligation for borrowed money (including without limitation, any reimbursement obligations for any letter of credit issued by any financial institution) or issue or sell any of its obligations to any lender, except: (a) as set forth on Schedule 11.18 attached hereto; and (b) purchase money financing and/or capitalized lease obligations for machinery and equipment purchased or leased in the ordinary course of business in the aggregate principal amount of not greater than $350,000 in any fiscal year.

   Section 11.19. Contingent Liabilities. Assume, guarantee, endorse or otherwise become liable upon the obligations of any person, firm or corporation, or enter into any purchase or option agreement or other arrangement having substantially the same effect as such a guarantee, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

   Section 11.20. Consolidation or Merger. Merge into or consolidate with or into any entity.

   Section 11.21. Loans, Advances, Investments. Except as set forth on Schedule
11.21 attached hereto, make or permit to exist any loans or advances to, or purchase any stock, other securities or evidences of indebtedness of, or make or permit to exist any investment (including without limitation the acquisition of stock of a corporation), or acquire any assets or any other interest whatsoever, in any other person; provided, however, that Borrower shall be permitted to make investments in short-term direct obligations of the United States Government so long as such obligations mature not more than one (1) year after the date of acquisition thereof and that Lender continues to have a duly perfected first lien security interest in such obligations in form, scope and substance satisfactory to Lender; and provided further that the Borrower shall be permitted to make loans to its officers, directors and shareholders in the ordinary course of business in the aggregate principal amount of not greater than $25,000 at any time, and advances for travel expenses incurred in the ordinary course of Borrower's business. Lender acknowledges that Borrower has advised it that Borrower may, in the future, desire to acquire interests in other persons and, in connection with any such acquisition, Borrower may request financing from Lender to fund any such acquisition. Lender agrees that it shall not unreasonably withhold its consent to, and the use of Revolving Loan proceeds for, any such investment or acquisition with respect to another person so long as (a) at the time of any such investment or acquisition no Event of Default or Defaulting Event shall have occurred or would occur after giving effect thereto (including, without limitation, of any financial covenant set forth in Article XIC below), and (b) the interests proposed to be acquired are with respect to an industry which is similar, related or complementary to Borrower's industry. Lender further agrees that it will consider any request from Borrower for consent to, and financing for, any such investment or acquisition that does not satisfy (a) or (b) above, it being agreed and understood that the granting of any such consent or commitment to finance shall be in the sole discretion of Lender.

   Section 11.22. Acquisition of Stock of Borrower; Dividends. Except as may be permitted pursuant to the terms of the CII Agreement, purchase, acquire, redeem or retire, or make any commitment to purchase, acquire, redeem or retire, any of the capital stock of Borrower, whether now or hereafter outstanding, or declare or pay any dividend, or make any distribution to any of its stockholders.

   Section 11.23. Sale and Lease of Assets. Except as set forth on Schedule
11.23 attached hereto, sell or lease any of the assets of the Borrower, except for sales of inventory in the ordinary course of business consistent with past practices and on an arms-length basis and except for assets having a book value of not more than $750,000 and used solely in a business operation of the Borrower that the Borrower has elected to discontinue, provided that, Borrower receives at least $500,000 for such assets, at least forty percent (40%) of which is received in cash and no more than sixty percent (60%) of which is received in the form of a promissory note which will be assigned to Lender pursuant to documents in form, scope and substance satisfactory to Lender in its sole discretion.

   Section 11.24. Name Changes. Change its name from that set forth in this Agreement.

   Section 11.25. Prohibited Transfers. Transfer, in any manner, either directly or indirectly, any cash, property, or other asset to any parent or any of its affiliates or Subsidiaries, other than sales made in the ordinary course of business and for fair consideration on terms no less favorable than if such sale had been an arms-length transaction between Borrower or such Subsidiary and an unaffiliated entity.

   Section 11.26. No Management/Ownership Change. Suffer James G. Binch to: (a) cease to be the President of Borrower and performing such duties normally associated with such position, or (b) cease to be the beneficial owner of 280,000 shares of stock of, and warrants in, Borrower currently beneficially owned by James G. Binch.

   Section 11.27. Leasebacks. Lease any real estate or other capital asset from any lessor who shall have acquired such property from Borrower.

                        Section 11.28. CII Agreement. Amend the CII Agreement or make payment of any sums to CII in violation of the CII Agreement.

   C. Financial Covenants.

   Borrower agrees and covenants that from the date hereof until the payment and performance in full of all Obligations, and until the termination of this Agreement, Borrower shall not:

   Section 11.29. Tangible Net Worth. Permit its Tangible Net Worth to be less than (a) $4,500,000 on June 30, 1998 and at the end of each and every fiscal quarter thereafter through and including March 31, 1999, (b) $5,500,000 on June 30, 1999 and at the end of each and every fiscal quarter thereafter through and including March 31, 2000, and (c) $6,500,000 at the end of each and every fiscal quarter thereafter.

   Section 11.30. Debt to Worth Ratio. Permit its Debt to Worth Ratio to be less than (a) 1.5 to 1.0 on June 30, 1998 and at the end of each and every fiscal quarter thereafter through and including March 31, 1999, (b) 1.25 to 1.0 on June 30, 1999 and at the end of each and every fiscal quarter thereafter through and including March 31, 2000, and (c) 1.0 to 1.0 at the end of each and every fiscal quarter thereafter.

   Section 11.31. Debt Service Coverage Ratio. Permit its Debt Service Coverage Ratio for each period of four (4) consecutive fiscal quarters to be less than
(a) 1.5 to 1.0 on June 30, 1998 and at the end of each and every fiscal quarter thereafter through and including March 31, 1999, (b) 1.75 to 1.0 on June 30, 1999 and at the end of each and every fiscal quarter thereafter through and including March 31, 2000, and (c) 2.0 to 1.0 at the end of each and every fiscal quarter thereafter.

   Section 11.32. Leverage Ratio. Permit its Leverage Ratio for each period of four (4) consecutive fiscal quarters to be more than 3.0 to 1.0 on June 30, 1998 and at the end of each and every fiscal quarter thereafter.

   Section 11.33. EBIT to Interest Ratio. Permit its EBIT to Interest Ratio for each period of four (4) consecutive fiscal quarters to be less than 3.0 to 1.0 on June 30, 1998 at the end of each and every fiscal quarter thereafter.

 ARTICLE XII. Collateral

   Section 12.1. Grant. To secure the prompt payment and performance of each and all of the Obligations, the Borrower pledges, assigns, transfers and grants to Lender a continuing first priority security interest in the following property of Borrower, whether now owned or hereafter acquired or arising (the "Collateral"):

   (a) All accounts and accounts receivable related to or arising from the sale or lease of inventory or rendition of services by Borrower (the "Accounts") and all other accounts, bank accounts, contracts, contract rights, Notes, documents, chattel paper, instruments, acceptances, drafts or other forms of obligations and receivables (collectively with the Accounts, the "Receivables"), whether or not the same are listed on any schedules assignments or reports furnished to Lender from time to time, and whether such Receivables are now existing or are created or arise at any time hereafter, together with all goods, inventory and merchandise returned by or reclaimed by or repossessed from customers wherever such goods, inventory and merchandise are located, and all proceeds thereto including without limitation, proceeds of insurance thereon and all guaranties, securities, and liens which Borrower may hold for the payment of any such Receivables, including without limitation, all rights of stoppage in transit, replevin and reclamation and all other rights and remedies of an unpaid vendor or lienor, and any liens held by Borrower as a mechanic, contractor, subcontractor, processor, materialman, machinist manufacturer, artisan, or otherwise;

   (b) All documents, instruments, documents of title, general intangibles, policies and certificates of insurance, guaranties, securities chattel paper, deposits, tax returns, proceeds of insurance, proceeds of an eminent domain or condemnation award, cash, liens or other property, which are now or may hereinafter be in the possession of Borrower or as to which Borrower may now or hereafter control possession by documents of title or otherwise, including, but not limited to, all property allocable to unshipped orders relating to Receivables and Inventory;

   (c) All books, records, customer lists, supplier lists, ledgers, evidences of shipping, invoices, purchase orders, sales orders and all other evidences of Borrower's business records, including all cabinets, drawers, etc. that may hold the same; computer records, lists, software, programs, wherever located, all whether now existing or hereafter arising or acquired;

   (d) All of Borrower's inventory, whether now owned or hereafter acquired (collectively, the "Inventory"), including without limitation : (i) all goods manufactured or acquired for sale or lease, and any piece goods, raw materials, work in process and finished merchandise, findings or component materials, and all supplies, goods, incidentals, office supplies, packaging materials, and any and all items including machinery and equipment used or consumed in the operation of the business of Borrower or which contribute to the finished product or to the, sale, promotion and shipment thereof, in which Borrower may now or at any time hereafter have an interest, whether or not such inventory is listed in this Agreement on any reports furnished to Lender from time to time;
(ii) all inventory whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of Borrower or is held by Borrower or by others for the Accounts, including without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers; (iii) all inventory which may be located on the premises of Borrower or of any carrier, forwarding agents, truckers, warehousemen, vendors, selling agents or third parties; (iv) all general intangibles relating to or arising out of inventory; (v) all proceeds and products of the foregoing resulting from the sale, lease or other disposition of inventory, including cash, accounts receivable, other non-cash proceeds and trade-ins; and (vi) with respect to after-acquired inventory, the security interest shall be deemed to be a purchase money security interest;

   (e) All general intangibles, including without limitation, tax refunds, investment property, proceeds of insurance eminent domain awards, condemnation proceeds, and patents, copyrights, tradenames, trademarks, applications therefor, and licenses to any patent, copyright, trademark, or tradename that Borrower now owns, has the right to use or may hereafter own or acquire the right to use;

   (f) All equipment, machinery, appliances, and furniture and fixtures, now existing or hereafter arising, wherever located, and all contracts, contract rights and chattel paper arising out of any lease of any of the foregoing;

   (g) All other collateral in which Borrower may hereafter grant to Lender a security interest; and

   (h) All renewals, substitutions, replacements, additions, accessions, proceeds, and products of any and all of the foregoing, including without limitation, all proceeds of credit, fire and other insurance and also including, without limitation, rents and profits resulting from the temporary use of the Collateral.

   Provided, however, that notwithstanding anything in this Section 12.1 to the contrary: (A) the priority of Lender's lien in chattel paper shall be subject to the proper perfection thereof; (B) the Lender's lien in Borrower's intellectual property is subject to existing licenses of certain thereof to Raychem corporation, and to existing licenses of certain thereof to Automation Electronics, Inc.; and (C) the Collateral shall not include any of Borrower's right, title and interest in, to and under any of the following: (i) Borrower's inventory of finished goods and work-in-process of its Ultravalve microprocessor controlled bath and shower valves product line (the "Product Line"), including the version of the Memrysafe valve used in the Product Line (which is not currently used by Borrower for any other purpose), as well as the raw materials owned by Borrower that are used exclusively for the Product Line; (ii) the Borrower's registered trademark Ultravalve, with U.S. Registration No. 2,122,691 and a registration date of December 23, 1997; (iii) the Borrower's U.S. patent no. Des. 313,761, dated January 15, 1991, actuator plate for temperature control valve; (iv) the following intellectual property of the Borrower, to the extent (and only to the extent) that they relate exclusively to the Product Line or Borrower's business of manufacturing and selling the Product Line: (a) all trade dress and logos, including any goodwill associated therewith; (b) all copyrightable works, all copyrights, and any applications, registrations and renewals in connection therewith; (c) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, schematics, diagrams, test procedures, specifications, customer and supplier lists, catalogs, pricing and cost information, and business and marketing plans and proposals); (d) all other similar proprietary rights; and (e) all copies and tangible embodiments thereof (in whatever form or medium);

(v) the specified tangible assets of Borrower set forth on Schedule 12.1 hereto; and (vi) Borrower's right, title and interest in, to and under (x) the Agreement, dated February 22, 1995, between the Borrower and American Standard, Inc., (y) the IAPMO Research and Testing, Inc. Certificate of Listing relating to the Product Line, and (z) the Underwriters Laboratories Inc. listings relating to the Product Line.

 ARTICLE XIII. Events of Default

   Section 13.1. Events of Default. Any and all Obligations, including without limitation, the Obligations arising pursuant to or in connection with the Loans, shall, at the option of Lender and notwithstanding any time or credit allowed by any Notes or agreement, become immediately due and payable if any one or more of the following events (collectively, "Events of Default" and individually, an "Event of Default") shall occur:

   (a) Borrower's failure to pay principal, interest or, within three (3) days of when due, any other sum due hereunder or under the Notes;

   (b) Borrower's failure to pay or perform when due any other covenant, duty, indebtedness, liability or obligation arising under this Agreement, the Notes or any of the other Financing Agreements, or any other Obligation (provided, however, that the Borrower's failure to perform any of the obligations set forth in Sections 11.3, 11.6, 11.7, 11.9, 11.12, 11.13 and 11.16 shall not constitute an Event of Default unless and until such failure continues for thirty (30) days or more);

   (c) the making by Borrower of any misrepresentation of a material fact to Lender;

   (d) the filing, making or issuance of any lien, levy, seizure, attachment, garnishment, injunction, execution, tax lien or judgment upon or against Borrower or any of the Collateral, or any other property or assets of Borrower which is not discharged or removed within a period of thirty (30) days from the date of such filing, making or issuance;

   (e) any of the following of, by, or involving Borrower: insolvency (failure to pay debts as they mature or where the fair value of assets is not in excess of liabilities); business failure; appointment of a receiver or custodian; assignment for the benefit of creditors; calling of a meeting of creditors; appointment of a committee of creditors, or liquidating banks, or offering of a composition extension to creditors; or the commencement of any proceedings under any bankruptcy or insolvency law;

   (f) Borrower's failure to keep the Collateral insured against loss by fire or otherwise for the full insurable value thereof with companies and for coverages (including Lender's Long Form Loss Payable Endorsement) acceptable to Lender and making the loss, if any, payable to Lender;

   (g) the loss, revocation or failure to renew any license and/or permit now held or hereafter acquired by Borrower which materially adversely affects the ability of Borrower to continue their operations as presently conducted;

   (h) the declaration of a default under any obligation of Borrower for borrowed money to any other creditor;

   (i) the receipt by Lender of a Default Notice from Raychem Corporation (as defined in the Lessor's Agreement from Raychem Corporation);

   (j) the occurrence of any event or circumstance with respect to the Borrower such that Lender shall reasonably and in good faith believe that the prospect of payment of all or any part of Obligations or the performance by the Borrower under this Agreement, or any other agreement between the Lender and the Borrower, is impaired; or

   (k) the receipt by Lender of a Put Notice from Connecticut Innovations, Inc. (as defined in the CII Agreement).

   Upon the occurrence of any Event of Default, at the option of Lender: (x) any and all Obligations, including without limitation, the Obligations arising from or in connection with the Loans, shall become immediately due and payable, and
(y) Borrower's eligibility to request any further Loans shall automatically and immediately terminate, without presentment, demand, protest, notice of protest or other notice or requirements of any kind, all of which Borrower expressly waives. Notwithstanding the foregoing sentence, if any Event of Default under clause (e) occurs, the acceleration of the Obligations and termination of Borrower's eligibility to request further Loans shall be automatic.

   At any time after an Event of Default, Lender may proceed to enforce the rights of Lender whether by suit in equity or by action at law, whether for specific performance of any covenant or agreement contained in this Agreement, the Notes or the other Financing Agreements, or in aid of the exercise of any power granted in either this Agreement or the Notes or any other Financing Agreement, or it may proceed to obtain judgment or any other relief whatsoever appropriate to the enforcement of such rights, or proceed to enforce any legal or equitable right which Lender may have by reason of the occurrence of any Event of Default hereunder.

 ARTICLE XIV. Collection of Receivables

   Section 14.1. Lockbox Agreement. All Receivables shall be directed to and deposited in a lockbox established by Lender pursuant to the Lockbox Agreement.

   Section 14.2. Computation. Collections of Receivables shall be credited to the Obligations of Borrower; provided, however, that all credits shall be conditional credits subject to collection and that returned items at Lender's option, may be charged to Borrower; and further provided that for purposes of the computation of interest, items shall not be deemed to be collected until three (3) days after their actual receipt by Lender.

 ARTICLE XV. Returned Merchandise

   Section 15.1. Procedures. The Borrower shall promptly notify Lender of any credits, adjustments or disputes arising concerning the goods or services represented by Receivables. Borrower will immediately pay Lender from its own funds (and not from the proceeds of Receivables), for application to the Revolving Loans, an amount equal to any credit or adjustment made to any Eligible Accounts; provided, however, that so long as Borrower is not in default hereunder, such payment need not be made if Borrower shall have, after making such credit or adjustment, sufficient Receivables to maintain the aggregate outstanding balance of the Revolving Loans under the Revolving Loan Borrowing Base.

 ARTICLE XVI. Rights and Remedies of Lender

   Section 16.1. Remedies of Lender. Upon the occurrence of any Event of Default, Lender shall have in any jurisdiction where enforcement of this Agreement, the Notes or any other Financing Agreement is sought, in addition to all other rights and remedies which Lender may have under law and equity, the following rights and remedies, all of which may be exercised with or without further notice to Borrower and without a prior judicial or administrative hearing, which notice and hearing are expressly waived: to occupy any of Borrower's premises for up to six (6) months rent free for the purposes of liquidating Collateral, including, without limitation, conducting an auction thereon; to enforce or foreclose the liens and security interests created under this Agreement or under any other agreement relating to Collateral by any available judicial procedure or without judicial process; to enter any premises where any Collateral may be located for the purpose of taking possession or removing the same; to sell, assign, lease, or otherwise dispose of Collateral or any part thereof, either at public or private sale, in lots or in bulk, for cash, on credit or otherwise, with or without representations or warranties, and upon such terms as shall be acceptable to Lender, all at Lender's sole option and as Lender in its sole discretion may deem advisable; to bid or become purchaser at any such sale if public; and, at the option of Lender to apply or be credited with the amount of all or any part of the Obligations owing to Lender against the purchase price bid by Lender at any such sale.

   Section 16.2. Specific Powers. Lender may at any time, before (only with respect to clauses (v), (vii) and (x) of this Section 16.2) or after the occurrence of an Event of Default and during the continuance of an Event of Default, at Lender's sole discretion: (i) give notice of assignment to any Account Debtor (it being agreed and understood that Lender may at any time, before or after demand for payment of the Revolving Loan or the occurrence of an Event of Default, verify receivables directly with Account Debtors); (ii) collect Receivables directly and charge, or cause to be charged, the collection costs and expenses to the Revolving Loan Account; (iii) collect receivables submitted by Borrower to Lender for collection and charge, or cause to be charged, the collection costs and expenses to the Revolving Loan Account; (iv) settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Lender considers advisable, and credit, or cause to be credited, the Revolving Loan Account with the net amounts received in payment of Receivables; (v) exercise all other rights granted in this Agreement and the other Financing Agreements; (vi) receive, open and dispose of all mail addressed to Borrower and notify the Post Office authorities to change the address for delivery of Borrower's mail to an address designated by Lender; (vii) endorse the name of Borrower on any checks or other evidence of payment that may come into possession of Lender and on any invoice, freight or express bill, bill of lading or other document; (viii) in the name of Borrower or otherwise, demand, sue for, collect and give acquittance for any and all monies due or to become due on Receivables; (ix) compromise, prosecute or defend any action, claim or proceeding concerning Receivables; and (x) do any and all things necessary and proper to carry out the purposes contemplated in this Agreement, the other Financing Agreements and any other agreement between the parties. Neither Lender nor any person acting as its representative hereunder shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law, except for gross negligence or willful misconduct. Borrower agrees that the powers granted hereunder, being coupled with an interest, shall be irrevocable so long as any Obligation remains unsatisfied. Notwithstanding the foregoing, it is understood that Lender is under no duty to take any of the foregoing actions and that after having made demand upon the Account Debtors for payment, Lender shall have no further duty as to the collection or protection of Receivables or any income therefrom and no further duty to preserve any rights pertaining thereto, other than the safe custody thereof in the event Lender takes possession thereof.

   Section 16.3. Duties After Default. After the occurrence and during the continuance of an Event of Default, Borrower will, at Lender's request, assemble all Collateral and make it available to Lender at places which Lender may reasonably select, whether at the premises of Borrower or elsewhere, and will make available to Lender all premises and facilities of

Borrower for the purpose of Lender taking possession of Collateral or of removing or putting the Collateral in salable form. In the event that Lender elects to exercise its right to take possession and control of any Collateral, and any goods called for in any sales order, contract, invoice or other instrument or agreement evidencing or purporting to give rise to any Receivable shall not have been delivered or shall be claimed to be defective by any customer, Lender shall have the right in its sole discretion to use and deliver to such customer any goods of Borrower to fulfill such order, contract or the like so as to make good any such Receivable. If any Collateral shall require repairing, maintenance, preparation, or the like, or is in process or other unfinished state, Lender shall have the right, but shall not be obligated, to effectuate such repair, maintenance, preparation, processing or completion of manufacturing for the purpose of putting the same in such salable form as Lender shall deem appropriate, provided that Lender shall nonetheless have the right to sell or dispose of such Collateral without such processing. The net cash proceeds resulting from the collection, liquidation, sale, lease or other disposition of Collateral shall be applied first to the expenses (including all attorneys' and professionals' fees) of retaking, holding, storing, processing and preparing for sale, selling, collecting, liquidating and the like such collateral, and then to the satisfaction of all Obligations, (application as to any particular Obligations or against principal or interest to be at Lender's sole discretion), and then, upon full and final payment of the Obligations, and unless otherwise prohibited by court order or law, to Borrower, it being agreed that if any such payment made to Lender is recovered from or repaid by Lender in whole or in part in any bankruptcy, insolvency or similar proceeding instituted by or against Borrower, this Agreement automatically shall be reinstated without any further action by Borrower and Lender. Borrower shall be liable to Lender and shall pay to Lender on demand any deficiency which may remain after such sale, disposition, collection or liquidation of Collateral.

   Section 16.4. Cumulative Remedies. The enumeration of Lender's rights and remedies set forth in this Article XVI is not intended to be exhaustive and the exercise by Lender of any right or remedy hereunder shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative and shall be in addition to any other right or remedy given hereunder or under any other agreement between the parties or which may now or hereafter exist in law or at equity or by suit or otherwise. No delay or failure to take action on the part of Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between Borrower and Lender or its employees shall be effective to change, modify or discharge any provision of this Agreement or to constitute a waiver of any Event of Default.

 ARTICLE XVII. Term

   Section 17.1. Term and Termination.

   (a) Revolving Loan. Unless sooner terminated by Lender as a result of the occurrence of an Event of Default, Borrower's eligibility to request Revolving Loans shall commence on the date hereof and shall continue for a period through and including June 30, 2001 (the "Revolving Loan Term"). Borrower's eligibility to request Revolving Loans may be extended after the Revolving Loan Term only with the express written consent of both Borrower and Lender. At the end of the Revolving Loan Term, Borrower shall pay the entire balance of the Revolving Loans, the Equipment Loans, the Converted Equipment Loans, the Term Loan and all other outstanding Obligations. Further, upon termination of the Revolving Loan facility all of the rights, interests and remedies of Lender and Obligations of Borrower shall survive and Borrower shall have no right to receive, and Lender shall have no obligation to make, any further Loans.

   (b) Term Loan. Unless sooner terminated by Lender as a result of the occurrence of an Event of Default (including without limitation the failure to pay the Revolving Note upon demand or on its due date), the Term Loan shall be due and payable in fifty-nine (59) consecutive monthly installments of principal in the amount of $8,333.33 (plus interest in arrears) commencing on August 1, 1998 and continuing on the first day of each and every month thereafter through and including June 1, 2003, and (b) one final installment of $8,332.53, plus all accrued and unpaid interest, principal and any other sums due hereunder or under the Term Loan Note on June 30, 2003.

   (c) Initial Equipment Loans. Unless sooner terminated by Lender as a result of the occurrence of an Event of Default (including without limitation the failure to pay the Revolving Note on its due date), Borrower's eligibility to request Initial Equipment Loans shall commence on the date hereof and shall continue for a period until the Initial Equipment Loan Conversion Date and Borrower shall thereafter have no right to receive, and Lender shall have no obligation to make, any further Initial Equipment Loans.

   (d) Subsequent Equipment Loans. Unless sooner terminated by Lender as a result of the occurrence of an Event of Default (including without limitation the failure to pay the Revolving Note on its due date), Borrower's eligibility to request Subsequent Equipment Loans shall commence on the Initial Equipment Loan Conversion Date and shall continue for a period until the Subsequent Equipment Loan Conversion Date and Borrower shall thereafter have no right to receive, and Lender shall have no obligation to make, any further Subsequent Equipment Loans.

   (e) Final Equipment Loans. Unless sooner terminated by Lender as a result of the occurrence of an Event of Default (including without limitation the failure to pay the Revolving Note on its due date), Borrower's eligibility to request Final Equipment Loans shall commence on the Subsequent Equipment Loan Conversion Date and shall continue for a period through and including the Final Equipment Loan Maturity Date and Borrower shall thereafter have no right to receive, and Lender shall have no obligation to make, any further Final Equipment Loans.

   (f) Initial Converted Equipment Loans. Unless sooner terminated by Lender as a result of the occurrence of an Event of Default (including without limitation the failure to pay the Revolving Note on its due date), the Initial Converted Equipment Loans shall be due and payable in thirty-six (36) consecutive equal monthly installments of principal, each equal to 1/36th of the outstanding principal balance of the Equipment Loan Note as of the Initial Equipment Loan Conversion Date (plus interest in arrears), commencing on July 1, 1999 and continuing on the first day of each and every month thereafter through and including June 30, 2002. Notwithstanding the foregoing, principal, accrued and unpaid interest and any other amounts due hereunder or under the Initial Converted Equipment Loan Note shall be due and payable in full on June 30, 2002.

   (g) Subsequent Converted Equipment Loans. Unless sooner terminated by Lender as a result of the occurrence of an Event of Default (including without limitation the failure to pay the Revolving Note on its due date), the Subsequent Converted Equipment Loans shall be due and payable in thirty-six (36) consecutive equal monthly installments of principal, each equal to 1/36th of the outstanding principal balance of the Equipment Loan Note as of the Subsequent Equipment Loan Conversion Date (plus interest in arrears), commencing on July 1, 2000 and continuing on the first day of each and every month thereafter through and including June 1, 2003. Notwithstanding the foregoing, principal, accrued and unpaid interest and any other amounts due hereunder or under the Subsequent Converted Equipment Loan Note shall be due and payable in full on June 30, 2003.

   (h) Final Converted Equipment Loans. Unless the Revolving Loan is not renewed or unless the Final Converted Equipment Loan is sooner terminated by Lender as a result of the occurrence of an Event of Default (including without limitation the failure to pay the Revolving Note on its due date), the Final Converted Equipment Loans shall be due and payable in thirty-six (36) consecutive equal monthly installments of principal, each equal to 1/36th of the outstanding principal balance of the Equipment Loan Note as of the Final Equipment Loan Conversion Date (plus interest in arrears), commencing on July 1, 2001 and continuing on the first day of each and every month thereafter through and including June 1, 2004. Notwithstanding the foregoing, principal, accrued and unpaid interest and any other amounts due hereunder or under the Final Converted Equipment Loan Note shall be due and payable in full on June 30, 2004.

   (i) Termination of Obligations. Upon full, final and indefeasible payment of the Obligations to Lender, all rights and remedies of Borrower and Lender hereunder shall cease, so long as any payment so made to Lender and applied to the Obligations is not thereafter recovered from or repaid by Lender in whole or in part in any bankruptcy, insolvency or similar proceeding instituted by or against Borrower, whereupon this Agreement shall be automatically reinstated without any further action by Borrower and Lender and shall continue to be fully applicable to such Obligations to the same extent as though the payment so recovered or repaid had never been originally made on such Obligations.

 ARTICLE XVIII. Miscellaneous

   Section 18.1. Indemnification.

   (a) In consideration of Lender's execution and delivery of this Agreement and Lender's making of the Loans hereunder and in addition to all other obligations of Borrower under this Agreement, Borrower hereby agrees to defend, protect, indemnify and hold harmless Lender, its successors, assigns, officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (individually, each an "Indemnitee" and collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages and expenses in connection therewith (irrespective of whether any such Indemnitees is a party to any action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements as and when incurred (collectively, the "Indemnifiable Liabilities") incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (i) the execution, delivery, performance or enforcement of this Agreement and the other Financing Agreements and any instrument, document or agreement executed pursuant hereto to any of the Indemnitees; (ii) Lender's status as lender to, or creditor of, Borrower; or
(iii) the operation of Borrower's business from and after the date hereof, including, without limitation, those arising under any Environmental Law. To the extent that the foregoing undertaking by Borrower may be unenforceable for any reason, Borrower shall make the maximum contribution to the payment and satisfaction of each of the Indemnifiable Liabilities which is permissible under applicable law.

   (b) The Borrower hereby covenants and agrees at all times to indemnify, hold harmless and defend the Indemnitees, whether as secured party in possession or as successor in interest to Borrower as owner of any personal property assets located on the real property of Borrower by virtue of any action taken by Lender pursuant to the Financing Agreements, the Uniform Commercial Code (as in effect in any applicable jurisdiction) or otherwise, from and against any and all liabilities, losses, damages, costs, expenses, penalties, fines, causes of actions, suits, claims, demands or judgments, including, without limitation, attorneys' fees and expenses, suffered or incurred in connection with: (i) the Environmental Laws, including, without limitation, liens or claims of any federal, state or municipal government or quasi-governmental agency or any third person, whether arising under any Environmental Law or any other federal, state or municipal law or regulation;
(ii) any spill or contamination affecting the Premises or any other property owned, leased, controlled or used by Borrower, including, without imitation, any Hazardous Substance or other waste-like or toxic substances located on, under, emanating from or relating to the Premises or such property from and on and after the date hereof or any portion of any thereof or any property contiguous to the Premises or such property from and after the date hereof, and including, without limitation, any loss of value of the Premises or such property as a result of any such spill or contamination; and (iii) the direct or indirect installation, use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of any Hazardous Substance on under or about the Premises or any other property owned, leased, controlled or used by Borrower or any portion of any thereof, from and including all consequential damages, the costs of any required or necessary repair, cleanup or detoxification, and the costs of the preparation and implementation of any closure, remedial or other required plans; provided, however, that Borrower shall have no obligation to indemnify the Indemnitees under this Section 18.1(b) for claims or losses resulting solely from the Indemnitees' Parties own negligent action while on the Premises or property of Borrower. Further, is expressly agreed and understood that the mere fact that an Indemnitee has been declared an "owner" or "operator" (as such term is defined in any Environmental
Law) resulting from such Indemnitee having taking possession of any of the Collateral (without any negligence on the part of such Indemnitee) shall not exonerate Borrower from any claim by such Indemnitee or any other Indemnitee seeking indemnification.

   Section 18.2. Payment Set-Aside. To the extent that Borrower makes a payment or payments to Lender (whether hereunder, under the Notes, or under the other Financing Agreements) or Lender enforces its security interests or rights or exercises its right of setoff; and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to Borrower, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action) in connection with any bankruptcy or similar proceeding involving Borrower, then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

   Section 18.3. Set-off. The Borrower hereby grants to Lender a lien and right of setoff for all its liabilities to Lender upon and against all its deposits, credits, collateral and property now or hereafter in the possession or control of Lender or in transit to Lender. Lender may, upon the occurrence of any Event of Default or Defaulting Event or both, apply or exercise the right of set off against any or all of the foregoing or any part of any thereof against any liability of Borrower to Lender, regardless whether such liability is matured or unmatured.

   Section 18.4. Covenants to Survive; Binding Agreement. All covenants, agreements, warranties and representations made herein, in the Notes, in the other Financing Agreements, and in all certificates or other documents of Borrower shall survive the advances of money made by Lender to Borrower hereunder and the delivery of the Notes and the other Financing Agreements, and all such covenants, agreements, warranties and representations shall be binding upon and inure to the benefit of Lender and its successors and assigns, whether or not so expressed.

   Section 18.5. Cross-Collateralization. All Collateral which Lender may at any time acquire from Borrower or from any other source in connection with Obligations arising under this Agreement and the other Financing Agreements shall constitute collateral for each and every Obligation, without apportionment or designation as to particular Obligations and all Obligations, however and whenever incurred, shall be secured by all Collateral however and whenever acquired, and Lender shall have the right, in its sole discretion, to determine the order in which Lender's rights in or remedies against any Collateral are to be exercised and which type of Collateral or which portions of Collateral are to be proceeded against and the order of application of proceeds of Collateral as against particular Obligations.

   Section 18.6. Cross-Default. Borrower acknowledges and agrees that an Event of Default and/or Defaulting Event under any one of the Financing Agreements shall constitute an Event of Default or Defaulting Event under each of the other Financing Agreements.

   Section 18.7. Amendments and Waivers. Neither this Agreement, the Notes, the other Financing Agreements, nor any term, covenant or condition hereof or thereof may be changed, waived, discharged, modified or terminated except by a writing executed by the parties hereto or thereto. No failure on the part of Lender to exercise, and no delay in exercising, any right, remedy or power hereunder or under the Notes or the other Financing Agreements shall preclude any other or future exercise thereof, or the exercise of any other right remedy or power.

   Section 18.8. Notices. All notices, requests, consents, demands and other communications hereunder shall be in writing and shall be mailed by first class mail to the respective parties to this Agreement to the address set forth in the introductory sentence hereof.

   Section 18.9. Transfer of Lender's Interest. Borrower hereby agrees that Lender, in its sole discretion, may freely sell, assign or otherwise transfer participations, portions, co-lender interests or other interests in all or any portion of the indebtedness, liabilities or obligations arising in connection with or in any way related to the financing transactions of which this Agreement is a part provided that such transferee is a recognized financial institution. In the event of any such transfer, the transferee may, in Lender's sole discretion, have and enforce all the rights, remedies and privileges of Lender. Borrower consents to the release by Lender to any potential transferee of any and all information (including, without limitation, financial information) pertaining to Borrower as Lender, in its sole discretion, may deem appropriate. If such transferee so participates with Lender in making loans or advances hereunder or under any other agreement between such Lender and Borrower, Borrower hereby grants to such transferee and such transferee shall have and is hereby given a continuing lien and security interest in any money, securities or other property of Borrower in the custody or possession of such transferee, including the right of setoff under circumstances consistent with this Agreement, to the extent of such transferee's participation in the Obligations of Borrower to Lender.

   Section 18.10. Waivers.

   (a) THE BORROWER ACKNOWLEDGES THAT THE LOANS EVIDENCED HEREBY ARE COMMERCIAL TRANSACTIONS AND WAIVES ITS RIGHT TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH LENDER MAY DESIRE TO USE, AND FURTHER WAIVES ITS RIGHTS TO REQUEST THAT LENDER POST A BOND, WITH OR WITHOUT SURETY, TO PROTECT BORROWER AGAINST DAMAGES THAT MAY BE CAUSED BY ANY PREJUDGMENT REMEDY SOUGHT OR OBTAINED BY LENDER. THE BORROWER FURTHER WAIVES DILIGENCE, DEMAND, PRESENTMENT FOR PAYMENT, NOTICE OF NONPAYMENT, PROTEST AND NOTICE OF ANY RENEWALS OR EXTENSIONS.

   (b) THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE FINANCING TRANSACTIONS OF WHICH THIS AGREEMENT IS A PART AND/OR THE ENFORCEMENT OF ANY OF LENDER'S RIGHTS, INCLUDING, WITHOUT LIMITATION, TORT CLAIMS. THE BORROWER FURTHER ACKNOWLEDGES THAT LENDER HAS NOT REPRESENTED TO BORROWER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

   (c) THE BORROWER ACKNOWLEDGES THAT IT MAKES THE FOREGOING WAIVERS IN CLAUSE
(a) AND CLAUSE (b) ABOVE, KNOWINGLY, VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF SUCH WAIVERS WITH ITS ATTORNEYS.

   Section 18.11. Section Headings; Severability; Entire Agreement. Section and subsection headings have been inserted herein for convenience only and shall not be construed as part of this Agreement. Every provision of this Agreement, the Notes and the other Financing Agreements is intended to be severable; if any term or provision of this Agreement, the Notes, the other Financing Agreements, or any other document delivered in connection herewith shall be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not in any way be affected or impaired thereby. All Exhibits and Schedules to this Agreement shall be annexed hereto and shall be deemed to be part of this Agreement. This Agreement, the other Financing Agreements, and the Exhibits and Schedules attached hereto and thereto embody the entire agreement and understanding between Borrower and Lender and supersede all prior agreements and understandings relating to the subject matter hereof unless otherwise specifically reaffirmed or restated herein.

   Section 18.12. Governing Law, Notice and Service of Process, Pleadings and Other Papers. This Agreement and the other Financing Agreements, and all transactions, assignments and transfers hereunder and thereunder, and all the rights of the parties, shall be governed as to validity, construction, enforcement and in all other respects by the laws of the State of Connecticut (but not its conflicts of law provisions). Borrower hereby designates and appoints, without power of revocation, the Secretary of the State of the State of Connecticut as Borrower's agent upon whom may be served all process, pleadings, notices or other papers which may be served upon it as a result of any of its Obligations under this Agreement or other Financing Agreements. Borrower agrees that the Superior Court for the Judicial District of Hartford/New Britain or the United States District Court for the District of Connecticut shall have jurisdiction to hear and determine any claims or disputes pertaining to the financing transactions of which this Agreement is a part and/or to any matter arising or in any way related to this Agreement or any other agreement between Lender and Borrower, and Borrower expressly submits and consents in advance to such jurisdiction in any action or proceeding.

   Section 18.13. Miscellaneous Provisions Regarding Borrower's Documents.

   (a) Lender acknowledges that, pursuant to Section 7(b) of the Amended and Restated Asset Purchase Agreement, dated as of May 10, 1996, between Borrower and Raychem Corporation, a Delaware corporation ("Raychem"), as amended (the "Raychem Agreement"), Borrower is required (i) to keep books and records relating to products which Borrower manufactures and which Raychem manufactured prior to the Closing (as defined in the Raychem Agreement) for a period of seven
(7) years, and (ii) to maintain all documents purchased from Raychem under the Raychem Agreement relating in any way to the matters subject to the lawsuit entitled Intrinsic v. Raychem Corporation during the pendency of such litigation (including all appeals thereof). In the event that Lender forecloses upon any such books, records and/or documents at a time when the aforesaid requirements are still in force, Lender agrees to take possession of such books, records and/or documents, and/or to sell or otherwise convey such books, records and/or documents, or cause such books, records and/or documents to be sold or otherwise conveyed, subject to the aforesaid restrictions.

   (b) Lender acknowledges that, pursuant to the definition of the term "Documents" contained in Section 1 of the Raychem Agreement, Borrower may not have title to certain documents in Borrower's possession due to the inability of Raychem to transfer such documents to Borrower without the prior written consent of various third parties. Lender agrees and acknowledges that its lien upon Borrower's assets hereunder only covers documents to the extent that Borrower in fact has any right, title and/or interest in and to the same, and that Lender will have no more interest in any such documents upon an exercise of any of its foreclosure or similar rights hereunder than Borrower currently has to such documents. Borrower represents and warrants to Lender that the aforesaid documents (i) do not relate to the Borrower's accounts receivable, inventory and/or machinery and equipment, and (ii) are not material to the Borrower's respective assets, businesses and/or prospects.

   Section 18.14. Waiver. Without limiting the generality of the waivers contained in this Agreement or in any other Financing Agreement, Borrower irrevocably waives any right to claim that Lender is not dealing fairly with Borrower, or for any other reason has any liability to Borrower, regardless of the status of the business, financial condition, or prospects of Borrower, on account of Lender taking action to repossess or collect upon the Collateral or otherwise to collect the Obligations as a result of receiving a Put Notice from Connecticut Innovations, Inc.



                            [SIGNATURE PAGES FOLLOW]

   IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

Witnesses:                                   MEMRY CORPORATION


_____________________________________        By:_______________________________

_____________________________________        Its


Witnessed:                                   WEBSTER BANK


 _____________________________________       By________________________________

 _____________________________________       Its








STATE OF CONNECTICUT    )
                        )           ss.  Hartford
COUNTY OF HARTFORD      )

   Before me, the undersigned, this ____ day of June, 1998, personally appeared ___________________, known to me to be the ____________ of MEMRY CORPORATION and that he as such officer, signer and sealer of the foregoing instrument, acknowledged the execution of the same to be his free act and deed individually and as such officer, and the free act and deed of said corporation.

   In Witness Whereof; I hereunto set my hand.



                               _______________________________________________
                               Notary Public
                               My Commission Expires:
                               Commissioner of the Superior Court

STATE OF CONNECTICUT    )
                        )           ss.  Hartford
COUNTY OF HARTFORD      )

   Before me, the undersigned, this ____ day of June, 1998 personally appeared ____________, known to me to be the ___________________ of WEBSTER BANK, and
that he as such officer, signer and sealer of the foregoing instrument, acknowledged the execution of the same to be his free act and deed individually and as such officer, and the free act and deed of said corporation.

   In Witness Whereof; I hereunto set my hand.



                             _______________________________________________
                             Notary Public
                             My Commission Expires:
                             Commissioner of the Superior Court